Exhibit 10.1

    EXECUTION COPY

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
    Dated as of February 17, 2023
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) by and among CLECO CORPORATE HOLDINGS LLC, a Louisiana limited liability company (the “Borrower”), the financial institutions party hereto (collectively, the “Lenders”), and REGIONS BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
(1)    The Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of May 21, 2021 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    The parties hereto desire to make the amendments to the Credit Agreement set forth below on the terms as hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Certain Amendments to Credit Agreement.
Each of the parties hereto agrees that, effective on the Amendment Effective Date (as defined below) the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto;
SECTION 2.Conditions to Effectiveness.
The amendments to the Credit Agreement set forth in Section 1 above shall become effective on the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof executed by the Borrower and each Lender.
SECTION 3.Reference to and Effect on the Credit Agreement and the Other Financing Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Financing Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement and the other Financing Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
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(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)     This Amendment is subject to the provisions of Section 9.02 of the Credit Agreement and constitutes a Financing Document.
SECTION 4.Costs and Expenses.
The Borrowers agree to pay all reasonable out-of-pocket expenses of the Administrative Agent (in its capacity as such) in connection with the preparation and administration of this Amendment (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent’s special counsel and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.03 of the Credit Agreement.
SECTION 5.Execution in Counterparts.
This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
SECTION 6.Governing Law.
This Amendment shall be and construed in accordance with and governed by the law of the State of New York.
[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.
BORROWER:    CLECO CORPORATE HOLDINGS LLC

By: /s/ Vincent Sipowicz
Name: Vincent Sipowicz
Title: Treasurer

By: /s/ Samantha McKee
Name: Samantha McKee
Title: Asst. Treasurer

ADMINISTRATIVE AGENT:    REGIONS BANK, as Administrative
AND LENDERS    Agent and as a Lender

By: /s/ Daniel Capps
Name: Daniel Capps
Title: Director

[Signature Page to Cleco Holding Revolver Amendment No. 1]

JPMORGAN CHASE BANK, N.A.
By: /s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

SUMITOMO MITSUI BANKING CORPORATION
By: /s/ Suela Von Bargen
Name: Suela Von Bargen
Title: Director

COBANK, ACB
By: /s/ Matthew Leatherman
Name: Matthew Leatherman
Title: Executive Director

THE BANK OF NOVA SCOTIA
By: /s/ David Dewar
Name: David Dewar
Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By: /s/ Anju Abraham
Name: Anju Abraham
Title: Executive Director

[Signature Page to Cleco Holding Revolver Amendment No. 1]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By: /s/ Dixon Schultz
Name: Dixon Schultz
Title: Managing Director

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

FIRST HORIZON BANK
By: /s/ Philip Coote
Name: Philip Coote
Title: Senior Vice President

RED RIVER BANK
By: /s/ Brandon Harrington
Name: Brandon Harrington
Title: Senior Vice President

[Signature Page to Cleco Holding Revolver Amendment No. 1]

Annex A

Amended Credit Agreement

(See attached)

ANNEX I
to Amendment No. 1 to the Credit Agreement
dated as of February 17, 2023
Execution Version

CREDIT AGREEMENT
dated as of
May 21, 2021
among
CLECO CORPORATE HOLDINGS LLC,
as Borrower

The Lenders Party Hereto,
and
REGIONS BANK,
as Administrative Agent
____________________________
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,
JPMORGAN CHASE BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION,
COBANK, ACB

and

THE BANK OF NOVA SCOTIA,
as Joint Lead Arrangers and Joint Bookrunners
and
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,
~~IBERIABANK, A DIVISION OF~~ FIRST HORIZON BANK,
as Co-Documentation Agents

Table of Contents
ARTICLE I DEFINITIONS    1
SECTION 1.01    Defined Terms    1
SECTION 1.02    Classification of Loans and Borrowings    ~~29~~30
SECTION 1.03    Terms Generally    ~~29~~30
SECTION 1.04    Accounting Terms; GAAP; Pro Forma Calculations    ~~29~~30
SECTION 1.05    Status of Obligations    ~~30~~31
SECTION 1.06    Divisions    ~~31~~32
SECTION 1.07    ~~USD LIBOR Phase Out Disclosure    31~~Rates    32
ARTICLE II THE CREDITS    ~~31~~32
SECTION 2.01    Revolving Loan Commitments    ~~31~~32
SECTION 2.02    Loans and Borrowings    ~~31~~33
SECTION 2.03    Requests for Borrowings    ~~32~~33
SECTION 2.04    Reserved    ~~33~~34
SECTION 2.05    Reserved    ~~33~~34
SECTION 2.06    Letters of Credit    ~~33~~34
SECTION 2.07    Funding of Borrowings    ~~37~~39
SECTION 2.08    Interest Elections    ~~38~~40
SECTION 2.09    Termination and Reduction of Revolving Loan Commitments    ~~39~~41
SECTION 2.10    Repayment of Loans; Evidence of Debt    ~~40~~41
SECTION 2.11    Optional Prepayment of Loans.    ~~41~~42
SECTION 2.12    Mandatory Prepayments.    ~~41~~42
SECTION 2.13    Fees    ~~42~~43
SECTION 2.14    Interest    ~~43~~44
SECTION 2.15    ~~Alternate Rate of Interest; Effect of~~ Benchmark ~~Transition Event    43~~Replacement Setting    45
SECTION 2.16    Increased Costs; Illegality    ~~50~~49
SECTION 2.17    Break Funding Payments    ~~52~~51
SECTION 2.18    Taxes    ~~52~~51
SECTION 2.19    Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs    ~~56~~55
SECTION 2.20    Mitigation Obligations; Replacement of Lenders    ~~58~~57
SECTION 2.21    Expansion Option    ~~59~~58
SECTION 2.22    Defaulting Lenders    ~~60~~59
SECTION 2.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~63~~62
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~63~~62
SECTION 3.01    Organization    ~~63~~62
SECTION 3.02    Authority    ~~64~~62
SECTION 3.03    Necessary Action    ~~64~~63
AMERICAS/~~2023601503.1~~2023601503.8
Cleco Corporate Holdings LLC Credit Agreement

SECTION 3.04    Due Authorization, Etc.    ~~64~~63
SECTION 3.05    Compliance with Law    ~~64~~63
SECTION 3.06    No Litigation    ~~64~~63
SECTION 3.07    Governmental Approvals    ~~64~~63
SECTION 3.08    Financial Condition    ~~65~~64
SECTION 3.09    No Violation    ~~65~~64
SECTION 3.10    Not Investment Company    ~~65~~64
SECTION 3.11    Accuracy of Disclosures    ~~65~~64
SECTION 3.12    Margin Regulations    ~~66~~65
SECTION 3.13    Environmental Matters    ~~66~~65
SECTION 3.14    Anti-Terrorism Laws; Sanctions; Anti-Corruption Laws    ~~67~~    66
ARTICLE IV CONDITIONS    ~~67~~66
SECTION 4.01    Effective Date    ~~67~~66
SECTION 4.02    Each Credit Event    ~~69~~68
ARTICLE V AFFIRMATIVE COVENANTS    ~~70~~69
SECTION 5.01    Use of Proceeds    ~~70~~69
SECTION 5.02    Financial Statements    ~~70~~69
SECTION 5.03    Notices of Material Events    ~~71~~70
SECTION 5.04    Inspection of Property    ~~73~~72
SECTION 5.05    Maintenance of Properties    ~~73~~72
SECTION 5.06    Compliance with Laws    ~~73~~72
SECTION 5.07    Maintenance of Legal Status    ~~74~~73
SECTION 5.08    Insurance    ~~74~~73
SECTION 5.09    Taxes    ~~74~~73
SECTION 5.10    Financial Covenant    ~~74~~73
ARTICLE VI NEGATIVE COVENANTS    ~~74~~73
SECTION 6.01    Fundamental Changes; Sale of Assets; Etc.    ~~74~~73
SECTION 6.02    Conduct of Business    ~~75~~74
SECTION 6.03    Distributions    ~~75~~74
SECTION 6.04    Transactions with Affiliates    ~~75~~74
SECTION 6.05    Anti-Terrorism Laws and Sanctions; Anti-Corruption Laws    ~~76~~    75
SECTION 6.06    Liens    ~~76~~75
ARTICLE VII EVENTS OF DEFAULT    ~~80~~79
ARTICLE VIII THE ADMINISTRATIVE AGENT    ~~82~~81
SECTION 8.01    Appointment and Authority    ~~82~~81
SECTION 8.02    Rights as a Lender    ~~83~~82
SECTION 8.03    Exculpatory Provisions    ~~83~~82
SECTION 8.04    Reliance by Administrative Agent    ~~84~~83
SECTION 8.05    Delegation of Duties    ~~84~~83
SECTION 8.06    Resignation of Administrative Agent    ~~84~~83
SECTION 8.07    Non-Reliance on Administrative Agent and Other Lenders    ~~86~~    84
SECTION 8.08    No Other Duties    ~~86~~85
SECTION 8.09    No Liability    ~~86~~85
AMERICAS/~~2023601503.1~~2023601503.8 ii
Cleco Corporate Holdings LLC Credit Agreement

SECTION 8.10    Administrative Agent May File Proofs of Claim    ~~86~~85
SECTION 8.11    Certain ERISA Matters    ~~87~~86
SECTION 8.12    Erroneous Payments    ~~88~~87
ARTICLE IX MISCELLANEOUS    ~~90~~89
SECTION 9.01    Notices    ~~90~~89
SECTION 9.02    Waivers; Amendments    ~~92~~91
SECTION 9.03    Expenses; Indemnity; Damage Waiver    ~~95~~94
SECTION 9.04    Successors and Assigns    ~~97~~96
SECTION 9.05    Survival    ~~101~~100
SECTION 9.06    Counterparts; Integration; Effectiveness    ~~101~~100
SECTION 9.07    Severability    ~~102~~101
SECTION 9.08    Right of Setoff    ~~102~~101
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process    ~~102~~    101
SECTION 9.10    WAIVER OF JURY TRIAL    ~~103~~102
SECTION 9.11    Headings    ~~103~~102
SECTION 9.12    Confidentiality    ~~103~~102
SECTION 9.13    USA PATRIOT Act    ~~104~~103
SECTION 9.14    Interest Rate Limitation    ~~104~~103
SECTION 9.15    No Advisory or Fiduciary Responsibility    ~~104~~103
SECTION 9.16    Electronic Execution of Documents    ~~105~~104

SCHEDULES:
Schedule 2.01    –     Commitments and Lenders

EXHIBITS:

Exhibit A    –     Form of Assignment and Assumption
Exhibit B-1    –     Form of Borrowing Request
Exhibit B-2    –    Form of Letter of Credit Request
Exhibit B-3    –    Form of Interest Election Request
Exhibit C    –     Form of Increasing Lender Supplement
Exhibit D    –     Form of Augmenting Lender Supplement
Exhibit E    –     Form of Financial Ratio Certificate
Exhibit F    -    Form of Note
Exhibit G-1    –     Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit G-2    –     Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3    –     Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit G-4    –     Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)

AMERICAS/~~2023601503.1~~2023601503.8 iii
Cleco Corporate Holdings LLC Credit Agreement

CREDIT AGREEMENT (this “Agreement”) dated as of May 21, 2021 among CLECO CORPORATE HOLDINGS LLC, a Louisiana limited liability company (the “Borrower”), the LENDERS from time to time party hereto and REGIONS BANK, as Administrative Agent.
RECITALS
WHEREAS, the Borrower has requested that the Lenders extend credit in the form of revolving loans at any time and from time to time on and after the Effective Date and prior to the Maturity Date, in an aggregate principal amount at any time outstanding, together with the aggregate face amount of outstanding Letters of Credit, up to $175,000,000 (the “Revolving Credit Facility”); and
WHEREAS, the Borrower has requested that the Issuing Banks issue standby and commercial letters of credit, in an aggregate face amount at any time outstanding up to $175,000,000 (and, in any case, up to $175,000,000 measured together with the aggregate principal amount of outstanding Loans), to support certain payment obligations.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Act” has the meaning set forth in Section 9.13.
“Actual Knowledge” means, with respect to any Person and any matter, the earlier of actual knowledge of, or receipt of written notice by, a responsible officer of such Person.
~~“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Loan or Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurodollar Rate for such Interest Period divided by (b) 1.00 minus the Eurodollar Reserve Percentage.~~
“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR for such calculation plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided if Adjusted Term SOFR is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Administrative Agent” means Regions Bank, in its capacity as administrative agent for the Lenders hereunder.

AMERICAS/~~2023601503.1~~2023601503.8
Cleco Corporate Holdings LLC Credit Agreement

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advisor” means, with respect to any Fund, any entity which provides advice in relation to the management of investments of such Fund in a manner which is substantially the same as the manner in which a Manager would provide such advice.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means (a) with respect to any Person that is not a Fund or a direct or indirect subsidiary of a Fund, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person and (b) with respect to any Person that is a Fund or is a direct or indirect subsidiary of a Fund, any Manager or Advisor of such Fund and any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any such Manager or Advisor (including, for the avoidance of doubt, any Fund or any direct or indirect subsidiary of any Fund which is Controlled by any such Person).
“Affiliated Lender” has the meaning set forth in Section 9.02(b).
“Agreement” has the meaning set forth in the Preamble.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.), the United Kingdom Bribery Act of 2010, and other anti-corruption legislation in other jurisdictions applicable to any Borrower Group Member.
“Anti-Terrorism Law” means each of (a) Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism; (b) Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (c) the Money Laundering Control Act of 1986, Public Law 99-570; (d) the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., any executive order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or the U.S. Department of State; and (e) any similar law (including any laws, rules and regulations concerning or relating to bribery or corruption) enacted in the United States of America subsequent to the date of this Agreement.
AMERICAS/~~2023601503.1~~2023601503.8 2
Cleco Corporate Holdings LLC Credit Agreement

“Applicable Margin” means the interest rate margin for the Revolving Credit Facility, and the rate for Commitment Fees, in each case being the rate per annum as follows:

Pricing Level	Rating			Revolving Funding – Applicable Margin		Commitment Fee Rate
	S&P/Fitch		Moody’s	~~Eurodollar~~Term SOFR Loans / Daily Simple SOFR Loans	Base Rate Loans
1	≥ BBB+	and	≥ Baa1	1.375%	0.375%	0.175%
2	= BBB	and	=Baa2	1.500%	0.500%	0.225%
3	= BBB-	and	=Baa3	1.625%	0.625%	0.275%
4	= BB+	and	=Ba1	1.750%	0.750%	0.325%
5	≤ BB	and	≤ Ba2	2.000%	1.000%	0.375%

For purposes of determining the “Applicable Margin”,
(a)    “Pricing Level” means Pricing Level 1, 2, 3, 4 or 5 referenced in the table above, as the context may require;
(b)    if all three Rating Agencies have ratings in effect, then the Pricing Level shall be based on the two highest of such ratings. If the ratings fall within different Pricing Levels, then (i) if the split is one level, the pricing will be based on the higher rating level, (ii) if the split is two levels, the pricing shall be based on the middle rating level, and (iii) if the split is more than two levels, the pricing shall be based on the rating level that is one level lower than the higher rating level;
(c)    if only two of the Rating Agencies have ratings in effect, and the two ratings fall within different Pricing Levels, then (i) if the split is one level, the pricing will be based on the higher rating level, (ii) if the split is two levels, the pricing shall be based on the level between such ratings, and (iii) if the split is more than two levels, the pricing shall be based on the rating level that is one level lower than the higher rating level;
(d)    if only one of the Rating Agencies have ratings in effect, then the Pricing Level will be based on that rating; and
(e)    if none of the Rating Agencies have in effect a Senior Debt Rating, but any of the Rating Agencies shall have in effect a “Senior Debt Rating” as defined in the Power Financing Documents for the Indebtedness thereunder, then the Applicable Margin will be based on the Pricing Level that is two Pricing Levels above the Pricing Level for such Indebtedness under the Power Financing Documents, and for purposes of this clause (e) Pricing Level 1 is “lower than” Pricing Level 2 for example.

AMERICAS/~~2023601503.1~~2023601503.8 3
Cleco Corporate Holdings LLC Credit Agreement

If the Senior Debt Ratings shall be changed (other than as a result of a change in the rating system of Moody’s, S&P and Fitch, as applicable), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.03(a)(vi) or otherwise. Each change in each Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender’s Revolving Loan Commitment at such time (or, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.22 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation. The Applicable Percentage of each Lender as of the Effective Date is set forth opposite the name of such Lender on Schedule 2.01.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“ASC” has the meaning set forth in Section 1.04.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A.
“Augmenting Lender” has the meaning set forth in Section 2.21(b).
“Authorized Officer” means, (a) with respect to any Person that is a corporation or a limited liability company, the chairman, any director, the chief executive officer, the president, any vice president or any Financial Officer of such Person or any other Person authorized to act on behalf of such corporation or limited liability company in respect of the action, and (b) with respect to any Person that is a partnership, any director, the president, any vice president or any Financial Officer of a general partner or managing partner of such Person or any other Person authorized to act on behalf of such partnership in respect of the action.

AMERICAS/~~2023601503.1~~2023601503.8 4
Cleco Corporate Holdings LLC Credit Agreement

“Availability Period” means, for any Lender, the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date and (ii) the date of termination of such Lender’s Revolving Loan Commitments.
“Available Revolving Loan Commitment” means, at any time with respect to any Lender, the Revolving Loan Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time.
“Available Tenor” has the meaning set forth in Section 2.15(f).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means:
(a)    with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and
(b)    with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Event” means, (a) commencement by the relevant Person of any case or other proceeding (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, shall make a general assignment for the benefit of its creditors; or (b) commencement against such Person of any case or other proceeding of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed or undischarged for a period of 60 days; or (c) commencement against such Person of any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed pending appeal within 60 days from the entry thereof; or (d) such Person taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) such Person admitting in writing its inability to pay its debts as they become due.

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Cleco Corporate Holdings LLC Credit Agreement

“Base Rate” means a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) ~~the Eurodollar Rate for a one-month Interest Period on such day (or if any such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m., London time, two (2) Business Days prior to such date~~Adjusted Term SOFR for a one-month tenor in effect on such day plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or ~~the Eurodollar Rate~~Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or ~~the Eurodollar Rate~~Adjusted Term SOFR, respectively. Notwithstanding anything herein to the contrary, any change in the Base Rate due to replacement of the ~~Eurodollar~~Term SOFR Reference Rate with the Benchmark Replacement shall be governed by Section 2.15.
“Base Rate Loans” means, when used in reference to any Loan or Borrowing, a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Base Rate.
“Basel III” has the meaning set forth in the definition of “Change in Law”.
“Benchmark” has the meaning set forth in Section 2.15(f).
“Benchmark Replacement” has the meaning set forth in Section 2.15(f).
“Benchmark Replacement Adjustment” has the meaning set forth in Section 2.15(f).
“Benchmark Replacement ~~Conforming Changes~~Date” has the meaning set forth in Section 2.15(f).
“Benchmark ~~Replacement Date~~Transition Event” has the meaning set forth in Section 2.15(f).
“Benchmark Transition ~~Event~~Start Date” has the meaning set forth in Section 2.15(f).
“Benchmark Unavailability Period” has the meaning set forth in Section 2.15(f).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” has the meaning set forth in Section 8.11(c).
“BIS” means the Bank of International Settlements.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

AMERICAS/~~2023601503.1~~2023601503.8 6
Cleco Corporate Holdings LLC Credit Agreement

“Borrower” has the meaning set forth in the Preamble.
“Borrower Group Member” means any of the Borrower or its Subsidiaries (other than an Immaterial Subsidiary).
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit B-1 or in such other form as the Administrative Agent and Borrower may agree.
“Business” has the meaning set forth in Section 6.02.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed~~; provided that when used in connection with a Loan bearing interest at the Eurodollar Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market~~.
“Change in Control” means:
(a)    (i) at any time prior to a Qualifying IPO, the Sponsors shall cease to collectively directly or indirectly own and control, both legally and beneficially, more than 50% of the voting equity interests in the Borrower on a fully diluted basis (and taking into account all such securities that such “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934) has the right to acquire pursuant to any option right) and (ii) at any time following a Qualifying IPO, any “person” or “group” owns a greater percentage of the voting equity interests in the Borrower than the Sponsors collectively hold; or
(b)    the Sponsors shall cease to collectively directly or indirectly have the right to elect a majority in voting power of the board of directors (or comparable governing body) of the Borrower; or
(c)    the Borrower shall cease to own, directly or indirectly, 100% of the equity interests of Power other than any such equity interests (not to exceed at any time, in the aggregate, 5.0% of all issued and outstanding equity interests in Power) owned by current or former officers, directors and employees of Power (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) in connection with any long-term incentive plan.
“Change in Law” means the occurrence of any of the following (a) the adoption of any Governmental Rule (including, without limitation, in respect of the implementation of the reforms to the International Convergence of Capital Measurements and Capital Standards published by the Basel Committee on Banking Supervision in September 2010 (“Basel III”), or the adoption by any Lender of any policy (or change to, or in its interpretation or application of, any policy in existence as of the date hereof) implementing any provision of Basel III) in each case following the Effective Date, (b) any change in any Governmental Rule (including, without limitation, in respect of the
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implementation of Basel III) or in the interpretation or application thereof by any Governmental Authority following the Effective Date or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any applicable Governmental Authority made or issued following the Effective Date, in each case applicable to the relevant Lender or its holding or parent companies; provided that the adoption of any Governmental Rule, the change in any Governmental Rule or in the interpretation or application thereof by any Governmental Authority or the compliance by any Lender with any request, guideline or directive of any applicable Governmental Authority, in each case, made or issued in connection with the Dodd-Frank Street Reform and Consumer Protection Act of 2010, as amended (“Dodd-Frank”), the application of which affects the reserve, capital, liquidity or similar requirements of the relevant Lender (or its holding or parent companies, if any) regardless of the date enacted, adopted or issued shall be deemed to be a Change in Law.
“Charges” has the meaning set forth in Section 9.14.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Commitment Fee” has the meaning set forth in Section 2.13(a).
“Commitments” means the Revolving Loan Commitments and any Incremental Revolving Loan Commitments.
“Conforming Changes” means, with respect to either the use or administration of SOFR or Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides, in consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes imposed in lieu of net income taxes or branch profits Taxes.
“Constitutive Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with
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respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, by contract or otherwise, which, for the avoidance of doubt, shall include, with respect to any Fund, any Manager or Advisor of such Fund. “Controlling” and “Controlled” have meanings correlative thereto.
~~“Corresponding Tenor” has the meaning set forth in Section 2.15(f).~~
“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Party” means the Administrative Agent, any Issuing Bank or any Lender.
“Daily Simple SOFR” ~~has the meaning set forth in Section 2.15(f).~~means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “Daily Simple SOFR Determination Day”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Day, SOFR in respect of such Daily Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such Daily Simple SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Loans” means, when used in reference to any Loan or Borrowing, a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to Adjusted Daily Simple SOFR.
“Debt” means the Loans and any other Indebtedness that is at least pari passu with the Loans.

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“Debt to Capital Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) all Indebtedness of the Borrower and its Subsidiaries net of cash and cash equivalents as of such date on a consolidated basis in excess of $5,000,000; provided that the amount of cash and cash equivalents to be deducted pursuant to this clause (a) shall not include any cash or cash equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries; to (b) the sum of (i) all Indebtedness of the Borrower and its Subsidiaries net of cash and cash equivalents as of such date on a consolidated basis in excess of $5,000,000; provided that the amount of cash and cash equivalents to be deducted pursuant to this clause (b)(i) shall not include any cash or cash equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries; plus (ii) all shareholders’ equity of the Borrower as of such date; provided further that outstanding Indebtedness under any revolving loan facility of the Borrower or any of its Subsidiaries used for working capital purposes shall be based on a rolling four fiscal quarter average for such Indebtedness.
“Default” means any event or condition which would, with the expiry of a grace period, the giving of notice or any combination of the foregoing, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or LC Disbursements or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or Borrower’s, as applicable, receipt of such certification, (d) has become the subject of a Bankruptcy Event, or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Distribution” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in the Borrower or any payment (whether in cash, securities or other property other than common equity), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any equity interests in the Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower and (b) any management fees to the extent not constituting operating expenses.
“Dollars” or “$” refers to lawful money of the United States of America.

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~~“Early Opt-in Election” has the meaning set forth in Section 2.15(f).~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning specified in Section 4.01.
“Eligible Assignee” means a commercial bank, finance company, insurance company, pension fund, or other financial institutions or funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, in each case solely to the extent that (i) such Person has been approved (not to be unreasonably withheld, conditioned or delayed, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and provided, further, that no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing) by the Borrower, and (ii) such Person has obtained a rating of BBB+ or better by S&P and an equivalent credit rating by another Rating Agency (or an equivalent credit rating from at least two nationally recognized Rating Agencies if the named Rating Agency ceases to publish ratings); provided that (i) no private equity, infrastructure or mezzanine fund shall in any event constitute an Eligible Assignee and (ii) none of the Sponsors, the Borrower, or any of their Affiliates shall in any event constitute an Eligible Assignee.
“Environmental Laws” means all federal, state, and local statutes, laws, regulations, rules, judgments, orders or decrees, in each case as modified and supplemented and in effect from time to time regulating or imposing liability or standards of conduct relating to the regulation, use or protection of the environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials into the environment, including, without limitation, ambient air, soil, surface water, groundwater, wetlands, coastal waters, land or subsurface strata, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or to the protection or safety of the health of human beings or other living organisms and natural resources related to the environment, as now are, or may at any time hereafter be, in effect.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the
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Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a ERISA Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any ERISA Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or ERISA Plans or to appoint a trustee to administer any ERISA Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer ERISA Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer ERISA Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer ERISA Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (i) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (j) conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any ERISA Plan; or (k) a determination that any ERISA Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

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“ERISA Plan” means any employee pension benefit plan (other than a Multiemployer ERISA Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurodollar Loans”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Eurodollar Rate.~~
~~“Eurodollar Rate” means, with respect to any Eurodollar Borrowing or Eurodollar Loan for any Interest Period, the rate per annum rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period, or such other Benchmark Replacement rate per annum as may be determined in accordance with Section 2.15; provided that if the Eurodollar Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
~~“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.~~
“Event of Default” has the meaning set forth in Article VII.
“Excluded Taxes” means, with respect to any payment made by the Borrower under any Financing Document, any of the following Taxes imposed on or with respect to a Recipient:
(a)    Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed in lieu of net income taxes and branch profits Taxes or similar Taxes, in each case, imposed by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes;
(b)    any Taxes imposed as a result of the failure of any Recipient to furnish any form, documentation or information required by Section 2.18(f);

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(c)    in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect on the date on which such Lender (i) becomes a party to this Agreement or (ii) subsequently designates a new lending office except to the extent that amounts with respect to Taxes, if any, were payable to such Lender’s assignor (in the case where such Lender is a permitted assignee under Section 9.04) or to such Lender immediately before it changed its lending office (in the case where such Lender designated a new lending office); and
(d)    any withholding of Tax imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into to implement or further the collection of Taxes imposed pursuant to the foregoing (together with any law implementing such agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day, (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Fee Letter dated as of April 30, 2021 by and among the Borrower, Regions Bank and Regions Capital Markets, a division of Regions Bank.
“Finance Lease” means, as applied to the Borrower and its Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or a Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a finance lease on the balance sheet of the Borrower; provided, however, no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of Borrower that either (a) is in effect as of the Effective Date or (b) becomes effective after the Effective Date (to the extent costs incurred by the Borrower thereunder are approved by all relevant Governmental Authorities (such as the Louisiana Public Service Commission) to be recoverable from customers of the Borrower or its Subsidiaries) shall, in each case, constitute a Finance Lease.
“Financial Officer” means the chief financial officer, chief accounting officer, vice president finance, treasurer or assistant treasurer of the Borrower or individual holding a similar position.
“Financial Ratio Certificate” has the meaning set forth in Section 5.02(c).

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“Financing Documents” means (a) this Agreement, (b) any Notes issued pursuant to Section 2.10(e) and (c) the Fee Letter. Any reference in this Agreement or any other Financing Document to a Financing Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Financing Document as the same may be in effect at any and all times such reference becomes operative.
“Fitch” means Fitch Investors Service, Inc. or its successors.
“Floor” has the meaning set forth in Section 2.15(f).
“Fronting Fee” has the meaning set forth in Section 2.13(b).
“Fund” means any investment company, limited partnership, general partnership or other collective investment scheme or any body corporate or other entity, in each case, the business, operations or assets of which are managed professionally for investment purposes.
“GAAP” means generally accepted accounting principles in the United States; provided, however, that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Financing Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
“Governmental Approvals” means all authorizations, consents, approvals, waivers, exceptions, variances, filings, permits, orders, licenses, exemptions and declarations of or with any Governmental Authority.
“Governmental Authority” means any nation, state, sovereign or government, any federal, regional, state or local government or political subdivision thereof, any central bank or other entity exercising executive, legislative, judicial, treasury, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive requirement, treaty or other governmental restriction or any similar form of decision of or determination by or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any
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Indebtedness or other monetary obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsement for a collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Material” means, but is not limited to, any solid, liquid, gas, odor, heat, sound, vibration, radiation or other substance or emission which is a contaminant, pollutant, dangerous substance, toxic substance, hazardous waste, subject waste, hazardous material or hazardous substance which is or becomes regulated by applicable Environmental Laws or which is classified as hazardous or toxic under applicable Environmental Laws (including gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls, asbestos and urea formaldehyde foam insulation).
“Hedging Arrangements” means any agreement or arrangement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Immaterial Subsidiary” means any Subsidiary of the Borrower whose total assets (excluding intercompany receivables) at the relevant time of determination have a gross asset value of less than 5% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b) and whose total consolidated revenues (excluding intercompany sales) for the twelve (12) months ending at the relevant time of determination are less than 5% of total consolidated revenues (excluding intercompany sales) of the Borrower and its Subsidiaries as set forth on the most recent financial statements delivered pursuant to
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Section 5.02(a) or Section 5.02(b); provided that at no time shall all Immaterial Subsidiaries so designated pursuant to this definition have in the aggregate (x) total assets (excluding intercompany receivables) at the relevant time of determination having a gross asset value in excess of 10% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b), or (y) total consolidated revenues (excluding intercompany sales) for the twelve (12) months ending at the relevant time of determination in excess of 10% of total consolidated revenues (excluding intercompany sales) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b).
“Increasing Lender” has the meaning set forth in Section 2.21(b).
“Incremental Loans” has the meaning set forth in Section 2.21(a).
“Incremental Revolving Increase” has the meaning set forth in Section 2.21(a).
“Incremental Revolving Loan Commitment” has the meaning set forth in Section 2.21(a).
“Indebtedness” of any Person means:
(a)    all indebtedness of such Person for borrowed money,
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue for more than 180 days) that in accordance with GAAP would be included as a liability on the balance sheet of such Person,
(d)    all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person,
(e)    any Finance Lease obligations (and the amount of these obligations shall be the amount so capitalized),
(f)    all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person,
(g)    all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other Equity Interests of such Person or any warrants, rights or options to acquire such capital stock or other Equity Interests,
(h)    all net obligations of such Person pursuant to hedging transactions,
(i)    all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and

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(j)    all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Financing Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Information” has the meaning set forth in Section 9.12.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, substantially in the form of Exhibit B-3 or in such other form as the Administrative Agent and Borrower may agree.
“Interest Payment Date” means (a) with respect to any Base Rate Loan or Daily Simple SOFR Loan, the last day of each March, June, September and December and the Maturity Date, and (b) with respect to any ~~Eurodollar~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.
“Interest Period” means, with respect to any ~~Eurodollar~~Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three~~,~~ or six ~~or, if agreed to by all Lenders, twelve~~ months thereafter, as the Borrower may elect; provided that:
(a)    if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a ~~Eurodollar~~Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;
(c)    any Interest Period that would otherwise extend beyond the Maturity Date will end on the Maturity Date; and
(d)    subject to clause (a) above, the initial Interest Period selected by the Borrower for any ~~Eurodollar~~Term SOFR Borrowing may, if so specified in the related Borrowing Request for such ~~Eurodollar~~Term SOFR Borrowing, be an irregular Interest Period ending on the final day of any calendar month that is not less than fifteen (15) Business Days after, and not more than three months after, the date of such ~~Eurodollar~~Term SOFR Borrowing.

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For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Invested Amounts” means the amounts invested by investors that are not Affiliates of the Borrower in connection with any receivables facility and paid to the Borrower or its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables and applied to reduce such invested amounts.
“IRS” means the United States Internal Revenue Service.
~~“ISDA Definitions” has the meaning set forth in Section 2.15(f).~~
“ISP” means the International Standby Practices ISP98.
“Issuing Bank” means any Lender or Affiliate of a Lender as the Borrower may from time to time select as an Issuing Bank hereunder (provided that each such Lender or Affiliate of a Lender has agreed to be an Issuing Bank, in its sole discretion), and each of their successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Collateral Account” has the meaning set forth in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Sublimit” means, with respect to any Issuing Bank, the amount designated by such Issuing Bank as its LC Sublimit in a written notice delivered upon becoming an Issuing Bank to the Borrower and the Administrative Agent; provided that the LC Sublimit of any Issuing Bank may be modified from time to time by written agreement between such Issuing Bank and the Borrower, a copy of which shall have been delivered to the Administrative Agent.

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“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.21 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank.
“Letter of Credit” means any standby or commercial letter of credit issued pursuant to this Agreement.
“Letter of Credit Fee” has the meaning set forth in Section 2.13(b).
“Letter of Credit Request” means a request by the Borrower for a Letter of Credit in accordance with Section 2.06, substantially in the form of Exhibit B-2 or in such other form as the Administrative Agent, the Issuing Bank issuing such Letter of Credit and the Borrower may agree.
“Lien” means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, lien (statutory or other) or other security interest, any conditional sale or other title retention agreement, or any financing lease having substantially the same effect as any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable Governmental Rule.
“Loan Obligations” means, as at any date, the sum, computed without duplication, of (a) the aggregate outstanding principal amount of the Loans plus all accrued interest (whether arising or incurred before or after any bankruptcy of the Borrower) and fees on such amount or commitments relating thereto or with respect to the Revolving Credit Facility, plus (b) any amounts (including, without limitation, insurance, insurance premiums, licensing fees, recording and filing fees, and Taxes) the Administrative Agent or the Lenders expend on behalf of the Borrower in accordance with the Financing Documents because the Borrower fails to make any such payment when required under the terms of any Financing Document, plus (c) all amounts required to be paid by the Borrower to the Lenders and the Administrative Agent under an indemnification, cost reimbursement or similar provision.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. Each Loan shall be ~~either~~ a Base Rate Loan ~~or a Eurodollar~~, a Daily Simple SOFR Loan or a Term SOFR Loan.
“Manager” means, with respect to any Fund, any general partner, trustee, responsible entity, nominee, manager, or other entity performing a similar function with respect to such Fund.
“Mandated Lead Arrangers” means, collectively, each of Regions Capital Markets, a Division of Regions Bank, , JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation, CoBank, ACB and The Bank of Nova Scotia, each in its capacity as joint lead arranger and joint bookrunner.

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“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of the Financing Documents, (c) the ability of the Borrower to perform any of its obligations under the Financing Documents, or (d) the rights or remedies of the Administrative Agent or any Lender under the Financing Documents.
“Material Debt Financing Document” means any credit agreement, purchase agreement, indenture, note or similar contract or instrument providing for, or evidencing, the issuance or incurrence of any Indebtedness for borrowed money in an aggregate principal amount of at least $50,000,000.
“Material Subsidiary” means any Subsidiary of the Borrower, other than Immaterial Subsidiaries.
“Maturity Date” means May 21, 2026.
“Maximum Rate” has the meaning set forth in Section 9.14.
“Moody’s” means Moody’s Investors Service, Inc. or its successors.
“Multiemployer ERISA Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Non-Consenting Lender” has the meaning set forth in Section 9.02(d).
“Non-U.S. Recipient” means a Recipient that is not a U.S. Person.
“Note” means a promissory note in the form of Exhibit F.
“OFAC” has the meaning set forth in the definition of “Anti-Terrorism Law”.
“Other Borrower Credit Agreement” means each of (a) the Term Loan Agreement dated as of May 21, 2021, among the Borrower as borrower, the lenders party thereto from time to time and Regions Bank, as administrative agent, and (b) the Uncommitted Letter of Credit Agreement dated as of October 5, 2018 between the Borrower and The Bank of Nova Scotia, each as amended, amended and restated, waived or otherwise modified from time to time.
“Other Borrower Financing Documents” means the “Financing Documents” as defined in each Other Borrower Credit Agreement (or similar term in any refinancing, replacement, refunding, renewal or extension thereof).

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient negotiating, executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any other Financing Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, or any other excise or property Taxes, charges, levies or similar Taxes arising from any payment made under any Financing Document or any related credit document from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Financing Document or from the receipt or perfection of a security interest under, or otherwise with respect to any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than as assignment made pursuant to Section 2.20).
“Participant” has the meaning set forth in Section 9.04(c).
“Participant Register” has the meaning set forth in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions, established pursuant to Subtitle A of Title IV at ERISA.
“Permitted Contest Conditions” means a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any Governmental Rule, any Taxes, assessment, fee, government charge or levy or any Lien or other claim or payment of any nature, or judgment or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (a) the Borrower or the applicable Subsidiary diligently pursues such contest, (b) the Borrower or the applicable Subsidiary establishes adequate reserves with respect to the contested claim to the extent required by GAAP and (c) such contest would not reasonably be expected to result in a breach of Section 6.06 or an Event of Default under clause (i) in Article VII or any criminal or unindemnified civil liability (in the case of any such civil liability, otherwise required to be indemnified by the Borrower under the Financing Documents), being incurred by the Administrative Agent or any of the Lenders.
“Permitted Liens” has the meaning set forth in Section 6.06.
“Permitted Receivables Facility Assets” means (a) receivables (whether now existing or arising in the future) of Power and its subsidiaries which are transferred or pledged to a Receivables Entity pursuant to a Permitted Receivables Financing and any related Permitted Receivables Related Assets which are also so transferred or pledged to such Receivables Entity and all proceeds thereof and (b) loans to the Borrower and its Subsidiaries secured by receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of Power and its subsidiaries which are made pursuant to a Permitted Receivables Financing.
“Permitted Receivables Financing” means any receivables facility providing for the sale or pledge by Power and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and such Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party investors
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(with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from Power and/or the respective Receivables Sellers, in an aggregate for all such facilities not to exceed $100,000,000 at any time. For purposes of this definition, the “principal amount” of any receivables facility shall mean the Invested Amount. For the avoidance of doubt, any Securitization Financing facilities shall not count toward this maximum permitted amount.
“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables or assets similar to receivables and any collections or proceeds of any of the foregoing.
“Person” means any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof) or other entity.
“Power” means Cleco Power LLC, a Louisiana limited liability company.
“Power Credit Agreements” means, collectively, (a) the Credit Agreement, dated as of May 21, 2021, by and among Power, as borrower, Regions Bank, as administrative agent, and the lenders from time to time party thereto, (b) the Term Loan Agreement dated as of May 21, 2021, among Power, as borrower, Regions Bank, as administrative agent, and the lenders party thereto from time to time and (c) the Uncommitted Letter of Credit Agreement dated as of April 30, 2018 between Power and The Bank of Nova Scotia, each as amended, amended and restated, waived or otherwise modified from time to time.
“Power Financing Documents” means the “Financing Documents” as defined in each Power Credit Agreement (or similar term in any refinancing, replacement, refunding, renewal or extension thereof).
“Power Mortgage” means the Indenture of Mortgage, dated as of July 1, 1950, between Power (successor to Cleco Utility Group Inc., formerly Central Louisiana Electric Company, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A., successor to J.P. Morgan Trust Company, N.A., successor to Bank One Trust Company, N.A., formerly The National Bank of Commerce in New Orleans), as Trustee thereunder, as amended, modified, supplemented, renewed, restated, refinanced or replaced from time to time.
“Prime Rate” means the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers.
“Pro Forma Basis” means, with respect to any event, that the Borrower is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred
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on the first day of the most recently ended Test Period and otherwise in accordance with Section 1.04(b) herein.
“Property” means any right or interest in or to property of any kind whatsoever, whether real or personal, or mixed and whether tangible or intangible, and including, for the avoidance of doubt, revenues and contractual rights.
“PTE” has the meaning set forth in Section 8.11(c).
“Qualified Eligible Assignee” means any Person that (immediately prior to giving effect to the relevant assignment under this Agreement) is (a) a Lender or (b) an Affiliate or an Approved Fund of a Lender.
“Qualifying IPO” shall mean the issuance by the Borrower or any other direct or indirect parent of the Borrower of its common stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).
“Quarter End Date” means March 31, June 30, September 30 and December 31 of each year.
“Rating Agency” means any of S&P, Moody’s or Fitch or any similar entity or any of their respective successors.
“Receivables Entity” means a wholly-owned direct or indirect Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of Receivables Sellers and which is designated (as provided below) as the “Receivables Entity”
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(b)    with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to documents relating to the relevant Permitted Receivables Financing (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and
(c)    to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve
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certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions. For the avoidance of doubt, the representations, warranties, covenants and events of default contained in the Financing Documents shall not apply to any Receivables Entity.
“Receivables Seller” means Power and any direct or indirect subsidiary of Power that are from time to time party to a Permitted Receivables Financing.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. federal tax purposes, a Person treated as the beneficial owner thereof for U.S. federal tax purposes) and (c) any Issuing Bank.
~~“Reference Time” has the meaning set forth in Section 2.15(f).~~
“Register” has the meaning set forth in Section 9.04(b)(iv).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Releases” means with respect to any Hazardous Material, any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Material into the indoor or outdoor environment, including, without limitation, the movement of such Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.
“Relevant Governmental Body” has the meaning set forth in Section 2.15(f).
“Removal Effective Date” has the meaning set forth in Section 8.06(b).
“Required Lenders” means, at any time, subject to Section 2.22(b), Lenders holding outstanding Revolving Credit Exposures and Available Revolving Loan Commitments representing more than 50% of the sum of the principal amount of all Revolving Credit Exposures and Available Revolving Loan Commitments at such time.
“Resignation Effective Date” has the meaning set forth in Section 8.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Party” means any Person listed (a) in the Exhibit to Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism; (b) on the “Specially Designated Nationals and Blocked persons” list maintained by the OFAC; (c) in any sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or any country, region or territory which is itself the subject or target of any economic or financial sanctions or trade embargoes
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imposed, administered or enforced from time to time pursuant to Anti-Terrorism Laws; (d) in any successor list to either of the foregoing; or (e) any Person operating, organized or resident in or owned or controlled by any such Person or Persons described in the foregoing clauses.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“Revolving Credit Facility” has the meaning set forth in the Recitals hereto.
“Revolving Loan Commitment” means, (a) with respect to any Lender at any time, the commitment, if any, of such Lender to make Loans hereunder up to the amount set forth on Schedule 2.01 hereto or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Revolving Loan Commitment, as applicable, and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (i) increased from time to time pursuant to Section 2.21, (ii) reduced from time to time pursuant to Section 2.09 and (iii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) with respect to all Lenders at all times, the aggregate of the amounts in clause (a). The aggregate principal amount of the Lenders’ Revolving Loan Commitments on the Effective Date is $175,000,000.
“S&P” means S&P Global Ratings or its successors.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person, contemporaneously with the lease of such property or asset by the seller thereof as lessee.
“Securitization Financing” means an issuance of any bonds, other evidence of indebtedness or certificates of participation or beneficial interests that, in compliance with Internal Revenue Service Revenue Procedure 2005-62 or a subsequently issued applicable Revenue Procedure, is (a) issued by a Securitization SPE and (b) secured by the intangible property right to collect charges for the recovery of specified costs and such other assets, if any, of a Securitization SPE.
“Securitization Financing Order” has the meaning specified in Section 6.06(ff).
“Securitization SPE” means each special purpose bankruptcy remote Person that is either (a) a wholly-owned (directly or indirectly) Subsidiary of Power or (b) the Louisiana Utilities Restoration Corporation, a public non-profit corporation and an instrumentality of the State of Louisiana formed pursuant to the Louisiana Utilities Restoration Corporation Act, in either case organized solely for the purpose of engaging in a Securitization Financing authorized by a Securitization Statute and a Securitization Financing Order and activities related thereto, and each is a “Securitization SPE”. For the avoidance of doubt, the representations, warranties, covenants and events of default contained in the Financing Documents shall not apply to any Securitization SPE.
“Securitization Statute” means any Law, including the Louisiana Electric Utility Storm Recovery Securitization Act, the Louisiana Electric Utility Investment Recovery Securitization Act and the Louisiana Utilities Restoration Corporation Act, that (a) is enacted to facilitate the
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recovery of certain specified costs incurred by Power; (b) authorizes Power to apply for, and authorizes the applicable regulatory Governmental Authority to issue, a financing order determining the amount of specified costs Power will be allowed to recover; (c) provides that pursuant to the financing order, Power or the Securitization SPE acquires an intangible property right to charge, collect, and receive amounts necessary to provide for the full recovery of the specified costs determined to be recoverable, and assures that the charges are non-bypassable; (d) guarantees that the applicable regulatory Governmental Authority will not rescind or amend the financing order, revise the amount of specified costs, or in any way reduce or impair the value of the intangible property right, except as may be contemplated by periodic adjustments authorized by such legislation; (e) provides (if applicable) procedures assuring that the sale, if any, of the intangible property right from Power to a Securitization SPE will be perfected under applicable law as an absolute transfer of Power’s right, title, and interest in the property, and (f) authorizes the securitization of the intangible property right to recover the fixed amount of specified costs through the issuance of bonds, other evidences of Indebtedness, or certificates of participation or beneficial interest that are issued pursuant to an indenture, contract or other agreement of Power or a Securitization SPE.
“Senior Debt Rating” means at any date, the credit rating identified by S&P, Fitch or Moody’s as the credit rating which (a) it has assigned to long term senior unsecured debt of the Borrower or (b) it would assign to long term senior unsecured debt of the Borrower were the Borrower to issue or have outstanding any long term senior unsecured debt on such date. For the avoidance of doubt, “Senior Debt Rating” is not the Borrower’s “Corporate/Long-Term Issuer” rating.
“Senior Notes” means each of (i) (a) the $535,000,000 3.743% Senior Notes due 2026 issued by the Borrower on May 17, 2016, (b) the $350,000,000 4.973% Senior Notes due 2046 issued by the Borrower on May 17, 2016 and (c) the $165,000,000 3.25% Senior Notes due 2023 issued by the Borrower on May 24, 2016, in each case, pursuant to the Indenture, dated as of May 17, 2016, by and between the Borrower and Wells Fargo Bank, N.A., as trustee, as supplemented from time to time, and (ii) the $300,000,000 3.375% Senior Notes due 2029 issued by the Borrower on September 11, 2019 pursuant to the Indenture, dated as of September 11, 2019, by and between the Borrower and Regions Bank, as trustee, as supplemented from time to time.
“SOFR” ~~has the meaning set forth in Section 2.15(f)~~means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” ~~has the meaning set forth in Section 2.15(f)~~means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate.
~~“SOFR Administrator’s Website” has the meaning set forth in Section 2.15(f).~~
“Solvent” means, when used with respect to any Person, as of any date of determination, that (a) such Person is able to pay all of its liabilities as such liabilities become due, (b) the sum of the debt (including contingent liabilities) of such Person and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of such Person and its subsidiaries, on a consolidated basis, and (c) the capital of such Person and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business, taken as a whole, as contemplated on such
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date of determination (provided that, as used in this definition, the amount of any contingent liability shall be the amount that, in light of all of the facts and circumstances existing as of such date of determination, represents the amount that can reasonably be expected as of that date to become due and payable as an actual or matured liability (and for avoidance of doubt, excluding any liabilities treated as pass-through costs under the applicable regulatory regime), as determined reasonably and in good faith by such Person).
“Sponsors” means, collectively, MIP Cleco Partners L.P., bcIMC Como Investment Limited Partnership and John Hancock Life Insurance Company (U.S.A.), and each of their respective Affiliates.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any of its Subsidiaries in connection with a Permitted Receivables Financing which are reasonably customary in accounts receivable financing transactions.
“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated in right to the Loan Obligations.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax, penalties or similar liability with respect thereto.
“Term SOFR” ~~has the meaning set forth in Section 2.15(f).~~means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S.
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Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loans”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to Adjusted Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” means, as of any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 5.02(a) or 5.02(b). Any financial ratio or compliance with any covenant in respect of any Test Period shall be determined on the date on which the financial statements pursuant to Section 5.02(a) or Section 5.02(b) have been, or should have been, delivered for the applicable fiscal period ending on such Quarter End Date.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Financing Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, Adjusted Daily Simple SOFR or the Base Rate.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

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“UCP” means the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” has the meaning set forth in Section 2.15(f).
“United States” and “U.S.” mean the United States of America.
~~“USD LIBOR” has the meaning set forth in Section 2.15(f).~~
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Tax Code.
“U.S. Tax Certificate” has the meaning set forth in Section 2.18(f)(ii)(D).
“Withdrawal Liability” means liability to a Multiemployer ERISA Plan as a result of a complete or partial withdrawal from such Multiemployer ERISA Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means:
(a)    with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and
(b)    with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been
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exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “~~Eurodollar~~Term SOFR Loan”).
SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules, Recitals, paragraphs, clauses, Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement (and Articles, Sections, etc. shall be deemed to be incorporated by reference into this Agreement), (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) all actions by specified officers of a Person shall be deemed to be taken by such specified officer solely in such specified officer’s capacity as such officer, (h) all calculations are to be made without duplication unless otherwise specified, (i) references to “days” means calendar days unless the term “Business Days” is used, and (j) references to a time of day means such time in New York, New York unless otherwise specified.
SECTION 1.04    Accounting Terms; GAAP; Pro Forma Calculations. (c) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in
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effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards (“ASC”) 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20-15 (previously referred to as Financial Accounting Standards Board Staff Position APB 14-1) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(a)    All computations on a Pro Forma Basis with respect to any period shall be made giving effect to any acquisition, investment or disposition, or issuance, incurrence or assumption of or amendment to Indebtedness, or other transaction that occurred after the first day of such period, in each case, as if such acquisition, investment or disposition, or issuance, incurrence or assumption of or amendment to Indebtedness, or other transaction had occurred on the first day of such period (or, in the case of any balance sheet item, on the last day of the relevant period), and, to the extent applicable, giving pro forma effect to historical earnings and cash flows associated with assets acquired and investments made and excluding the pro forma effect of historical earnings and cash flows associated with assets disposed of, in each case, during such relevant period (but, in each case, without giving effect to any synergies or cost savings therefrom) and any related incurrence or reduction of Indebtedness, including adjustments in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Arrangements applicable to such Indebtedness).
SECTION 1.05    Status of Obligations. In the event that the Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take all such actions as shall be necessary to cause the Loan Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent (and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement), the Lenders and the Issuing Banks to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Administrative Agent (and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement), the Lenders and the Issuing Banks may have and exercise any payment blockage or other remedies available
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or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06    Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.07    ~~USD LIBOR Phase Out Disclosure~~Rates~~. The United Kingdom’s Financial Conduct Authority (“FCA”) has announced it will phase out its support of USD LIBOR. The Borrower acknowledges that if, during the term of this Agreement, the Administrative Agent or the Lenders determine (which determination shall be conclusive and binding absent manifest error) that USD LIBOR is unavailable, cannot be determined, does not adequately reflect the cost to the Lenders of making, funding, or maintaining the Loans hereunder, has become impracticable or unreliable for use, is no longer representative of the underlying market or economic reality, or cannot be lawfully used, the variable interest rate will be determined based on an alternate interest rate index subject to adjustment in accordance with the terms of this Agreement. The effect of the FCA’s decision to no longer support USD LIBOR cannot be predicted, or, if changes are ultimately made to USD LIBOR, the effect of those changes cannot be predicted. In addition, the Borrower acknowledges the impact of any interest rate index change related to this Agreement due to the FCA’s decision to phase out its support of USD LIBOR, should this occur, cannot be predicted and may or may not be advantageous to the Borrower. Additionally, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to USD LIBOR or any alternative, successor, or replacement rate, including, without limitation, the implementation of any Benchmark Replacement or any Benchmark Replacement Conforming Changes or whether the composition or characteristics of any alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, USD LIBOR or have the same volume or liquidity as did USD LIBOR prior to its discontinuance or unavailability.~~
. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted
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Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
THE CREDITS
SECTION 2.01    Revolving Loan Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower in Dollars from time to time during the Availability Period applicable to such Lender in an aggregate principal amount that will not result in (i) the amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Loan Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the sum of all Revolving Loan Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
SECTION 2.02    Loans and Borrowings. (d) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Applicable Percentages of such Borrowing. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(a)    Subject to Section 2.15, each Borrowing shall be comprised entirely of Base Rate Loans ~~or Eurodollar~~, Daily Simple SOFR Loans or Term SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar~~Daily Simple SOFR Loan or Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.15, 2.16, 2.17 and 2.18 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)    Each Borrowing of ~~Eurodollar~~Term SOFR Loans or Daily Simple SOFR Loans shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000. Each Borrowing of Base Rate Loans shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, other than a Borrowing that is in an aggregate amount equal to the entire unused balance of all Revolving Loan Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) ~~Eurodollar~~Term SOFR Borrowings outstanding.

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SECTION 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by hand delivery, facsimile or electronic transmission, which such notice shall be in the form of a written Borrowing Request signed by the Borrower (a) in the case of a ~~Eurodollar~~Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing or an Adjusted Daily Simple SOFR Borrowing, not later than 11:00 a.m., New York City time on the date of the proposed Borrowing (provided, that in the case of an Adjusted Daily Simple SOFR Borrowing, such day is a U.S. Government Securities Business Day); provided, however, that in exigent circumstances, in which such prior written notice is not possible or would be unduly burdensome such as severe weather storms or similar force majeure events that disrupt communications, Borrowing Requests may be made by telephone notification, promptly confirmed in the form of a written Borrowing Request signed by the Borrower. Each such Borrowing Request shall be irrevocable. Each Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be a Base Rate Borrowing ~~or a Eurodollar~~, an Adjusted Daily Simple SOFR Borrowing or a Term SOFR Borrowing;
(iv)    in the case of a ~~Eurodollar~~Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04    Reserved.
SECTION 2.05    Reserved.
SECTION 2.06    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of, and each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause one or more of its Affiliates to issue on its behalf) Letters of Credit denominated in Dollars for the account of the Borrower, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time on any Business Day during the Availability Period applicable to such Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other
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agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Subject to the terms and conditions set forth herein, no Issuing Bank shall be obligated to issue, amend or increase any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, such issuance of letters of credit generally, or such Letter of Credit in particular, or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it; or
(ii)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application in a form acceptable to such Issuing Bank. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure would not exceed the aggregate Revolving Loan Commitments either at the time of such issuance, amendment, renewal or extension or at the stated expiration date of such Letter of Credit (giving effect to such issuance, amendment, renewal or extension), (ii) the sum of the total Revolving Credit Exposures would not exceed the aggregate amount of all Revolving Loan Commitments, and (iii) the aggregate face amount of all outstanding Letters of Credit issued by or on behalf of the Issuing Bank issuing such Letter of Credit would not exceed such Issuing Bank’s LC Sublimit.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of
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Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. The participations acquired by Lenders in each Letter of Credit shall, automatically and without further action by any Lender or Issuing Bank, be adjusted to reflect any increase or decrease in the Applicable Percentage of any Lender at the time of such increase or decrease. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if the payment has not been made by the time due therefor, the Borrower shall be deemed to have requested (it being understood that for such purpose, the condition to Borrowing set forth herein shall not apply) that such payment be financed with a Base Rate Borrowing in the amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to
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the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telecopy or electronic transmission of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay
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in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section, then Section 2.14(~~c~~d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the applicable Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous related Issuing Bank, or to such successor and all previous related Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. In the event that (i) any Event of Default shall occur and be continuing or (ii) any LC Disbursements remain unreimbursed on or after the date that is five (5) Business Days prior to the Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon (A) on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph in the case of clause (i) above or (B) on or before the fifth (5th) Business Day prior to the Maturity Date in the case of clause (ii); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Loan Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account (and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account). Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same; provided that, at the request of the Borrower, such
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deposit shall be invested by the Administrative Agent in direct short term obligations of, or short term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide cash collateral hereunder as a result of clause (ii) of the first sentence of this subsection, the amount thereof (to the extent not applied as aforesaid) shall be returned to the Borrower when the LC Exposure is zero and all Letters of Credit shall have been returned to the Issuing Banks and shall have been cancelled.
(k)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, an Issuing Bank shall not be responsible to the Borrower for, and an Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including Governmental Rules or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
SECTION 2.07    Funding of Borrowings. (e) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower
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severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(b)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Section 2.07, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
SECTION 2.08    Interest Elections. (f)     Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by hand delivery, facsimile or electronic transmission by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in the form of a written Interest Election Request signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for ~~Eurodollar~~Term SOFR Loans that would end after the Maturity Date.
(b)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing ~~or a Eurodollar~~, an Adjusted Daily Simple SOFR Borrowing or a Term SOFR Borrowing; and
(iv)    if the resulting Borrowing is a ~~Eurodollar~~Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Eurodollar~~Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing the Borrower may only elect Interest Periods not in excess of one month; provided that the Administrative Agent may (or, if so instructed by the Required Lenders, shall) notify the Borrower otherwise, whereupon each ~~Eurodollar~~Term SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09    Termination and Reduction of Revolving Loan Commitments. (g) Unless previously terminated, the Revolving Loan Commitments shall terminate on the Maturity Date.
(a)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall, if in part, be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Loan Commitments to the extent that, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the Revolving Loan Commitment.
(b)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Loan Commitments under clause (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period as the Administrative Agent may agree in its sole discretion), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the
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effectiveness of other credit facilities or the consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Loan Commitments shall be permanent. Each reduction of the Revolving Loan Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Loan Commitments.
SECTION 2.10    Repayment of Loans; Evidence of Debt. (h)     The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender on the Maturity Date the aggregate principal amount of all Loans then outstanding.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(d)    Any Lender may request that Loans made by it be evidenced by a Note in substantially the form of Exhibit F. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).
SECTION 2.11    Optional Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent by hand delivery, facsimile or electronic transmission of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Borrowing or an Adjusted Daily Simple SOFR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment (provided, that in the case of an Adjusted Daily Simple SOFR Borrowing, such day is a U.S. Government Securities Business Day). Each such notice shall be irrevocable and shall
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specify (x) the prepayment date, (y) the principal amount of each Borrowing or portion thereof to be prepaid and (z) the Type of Borrowing to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in a minimum aggregate amount of $1,000,000 and $500,000 increments in excess thereof. Any such prepayment will be applied to the relevant Loans of the same type designated by the Borrower, at its sole discretion. Prepayments shall be payable without penalty or premium and shall be accompanied by (i) accrued interest to the extent required by Section 2.14 and (ii) break funding payments to the extent required by Section 2.17.
SECTION 2.12    Mandatory Prepayments.
(a)    Mandatory Prepayment. If at any time the sum of the aggregate principal amount of all Revolving Credit Exposures exceeds the aggregate amount of all Revolving Loan Commitments, the Borrower shall immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Credit Exposures to be less than or equal to the aggregate amount of all Revolving Loan Commitments.
(b)    Notice; Interest. The Borrower shall notify the Administrative Agent by hand delivery, facsimile or electronic transmission of any prepayment under Section 2.12(a) (i) in the case of prepayment of a ~~Eurodollar~~Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of prepayment and (ii) in the case of prepayment of a Base Rate Borrowing or an Adjusted Daily Simple SOFR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment~~.~~ (provided, that in the case of an Adjusted Daily Simple SOFR Borrowing, such day is a U.S. Government Securities Business Day). Each such notice shall specify (x) the prepayment date, (y) the principal amount of each Borrowing or portion thereof to be prepaid and (z) the Type of Loans to be prepaid in accordance with Section 2.12(c). Prepayments shall be payable without penalty or premium and shall be accompanied by (i) accrued interest to the extent required by Section 2.14 and (ii) break funding payments to the extent required by Section 2.17.
(c)    Application of Mandatory Prepayments. Prepayments required to be made pursuant to Section 2.12(a) shall be applied to the outstanding Loans on a pro rata basis in accordance with the amount of Loans held by each Lender. Amounts to be applied pursuant to this Section 2.12(c) shall be applied, first, to reduce outstanding Base Rate Loans, second to reduce outstanding Daily Simple SOFR Loans and, then, to reduce outstanding ~~Eurodollar~~Term SOFR Loans, unless otherwise directed by the Borrower. For the avoidance of doubt, no mandatory prepayment under this Section 2.12 shall be accompanied by a permanent reduction in the Revolving Loan Commitments.
SECTION 2.13    Fees. (i)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall
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accrue at the “Commitment Fee Rate”, as set forth in the definition of Applicable Margin, on the average daily amount of the Available Revolving Loan Commitment of such Lender during the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date and (ii) the date on which such Revolving Loan Commitment is terminated or reduced to zero in accordance with Section 2.09. Accrued fees shall be payable in arrears on each Quarter End Date and on the date on which such Commitments terminate or are reduced to zero, commencing on the first such date to occur after the Effective Date; provided that any accrued commitment fees outstanding after the date on which the Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(a)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit (the “Letter of Credit Fee”), which shall accrue at the same Applicable Margin used to determine the interest rate applicable to ~~Eurodollar~~Term SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period (x) from and including the later of (A) the issuance date of such Letter of Credit and (B) the most recent Quarter End Date (y) to but excluding the earlier of (A) the Quarter End Date on which the payment thereof is made in accordance with the terms hereof or (B) the date of termination of such Letter of Credit and (ii) to each Issuing Bank for its own account a fronting fee (the “Fronting Fee”), which shall accrue at a rate per annum and in accordance with terms mutually and separately agreed upon between the Borrower and such Issuing Bank, which such agreement shall also set forth such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, Letter of Credit Fees and Fronting Fees accrued through and including each Quarter End Date shall be payable on each such Quarter End Date, commencing (if applicable) on the first such Quarter End Date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All Letter of Credit Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, agency fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.14    Interest. (j)  The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Margin; provided that notwithstanding the foregoing, such interest rate shall at no time be less than 0.00% per annum.

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(a)    The Loans comprising each ~~Eurodollar~~Term SOFR Borrowing shall bear interest at ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin; provided that notwithstanding the foregoing, such interest rate shall at no time be less than 0.00% per annum.
(b)    The Loans comprising each Daily Simple SOFR Term Rate Borrowing shall bear interest at Adjusted Daily Simple SOFR plus the Applicable Margin; provided that notwithstanding the foregoing, such interest rate shall at no time be less than 0.00% per annum.
(c)    ~~(c)~~ Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in clause (a) or (b) of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Base Rate Loans as provided in clause (a) of this Section.
(d)    ~~(d)~~ Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Loan Commitments; provided that (i) interest accrued pursuant to clause (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any ~~Eurodollar~~Term SOFR Loan prior to the end of the current Interest Period therefor in accordance with this Agreement, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    ~~(e)~~ All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Adjusted ~~Eurodollar Rate or Eurodollar Rate~~Daily Simple SOFR or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.15    ~~Alternate Rate of Interest; Effect of~~ Benchmark ~~Transition Event~~Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein, ~~if~~upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and~~
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~~its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark~~, then (x) if~~ with a Benchmark Replacement ~~is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after~~. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement~~Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the~~the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (~~v~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen
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or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a ~~Eurodollar~~Term SOFR Borrowing or Adjusted Daily Simple SOFR Borrowing of, conversion to or continuation of ~~Eurodollar~~Term SOFR Loans or Daily Simple SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During ~~any~~a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(f)    Certain Defined Terms. As used in this Agreement, each of the following capitalized terms has the meaning given to such term below:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section.
“Benchmark” means, initially, ~~USD LIBOR~~Daily Simple SOFR or the Term SOFR Reference Rate; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~has occurred with respect to ~~USD LIBOR or~~Daily Simple SOFR or the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section.

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~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(3)~~ “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, ~~in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the~~if such Benchmark Replacement as so determined ~~pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.~~.~~
~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

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~~(2) for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~  Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower ~~for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. ~~dollar- denominated~~dollar-denominated syndicated credit facilities~~;~~ at such time.
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).~~
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    ~~(1)~~ in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    ~~(2)~~ in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference
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to the most recent statement or publication ~~of information~~ referenced ~~therein; or~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
~~(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(c)    ~~(1)~~ a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(d)    ~~(2)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the ~~Federal Reserve~~ Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(e)    ~~(3)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such
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component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section.
“Floor” means a rate of interest equal to 0.00% .
~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~
~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~
~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

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~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~
“Relevant Governmental Body” means the ~~Federal Reserve~~ Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Federal Reserve~~ Board or the Federal Reserve Bank of New York, or any successor thereto.
~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~
~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~
~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~
SECTION 2.16    Increased Costs; Illegality. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with
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or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted Eurodollar Rate)~~ or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or ~~Eurodollar~~Term SOFR Loans or Daily Simple SOFR Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law, or directive from the BIS or another regulatory authority that such Lender is regulated by, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing
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Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than two hundred ten (210) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law or directive giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred ten (210)-day period referred to above shall be extended to include the period of retroactive effect thereof.
Notwithstanding the foregoing, to the extent that an assignment of all or any portion of the Loan or commitment of any Lender would, at the time of such assignment, result in an increase in costs from those being charged by the assigning Lender prior to the assignment, then the Borrower will not be required to pay such increased costs.
(e)    If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or the ~~Eurodollar~~Term SOFR Reference Rate, or to determine or charge interest rates based upon ~~the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~SOFR or the Term SOFR Reference Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar~~Daily Simple SOFR Loans or Term SOFR Loans or to convert Base Rate Loans to ~~Eurodollar~~Daily Simple SOFR Loans or Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar~~Daily Simple SOFR Loans or Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate), in the case of Daily Simple SOFR Loans, immediately and, in the case of Term SOFR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~Eurodollar~~Term SOFR Reference Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or the ~~Eurodollar~~Term SOFR Reference Rate (and such Lender shall use commercially reasonable efforts to provide such notice promptly following such circumstances no longer existing as
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determined by such Lender in its sole discretion). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
SECTION 2.17    Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11 or Section 2.12), (b) the conversion of any ~~Eurodollar~~Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any ~~Eurodollar~~Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event~~. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurodollar Rate (excluding, for the avoidance of doubt, the Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market~~. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
SECTION 2.18    Taxes. (k) Withholding of Taxes; Gross-Up. Each payment by the Borrower under any Financing Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(a)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(b)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(c)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Financing Document (including amounts paid or payable under this Section 2.18(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis of the indemnity claim. Such certificate shall be conclusive of the amount so payable absent manifest error; provided that the Borrower will not be required to indemnify a Lender pursuant to this Section 2.18 for any amounts paid by such Lender more than two hundred ten (210) days prior to the date of delivery of such certificate. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the Borrower (as applicable) in connection with any Financing Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(e) shall be paid within ten (10) Business Days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(e)    Status of Lenders.
(i)    Any Recipient that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Recipient, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through Section 2.18(f)(ii)(E) below) shall not be required if in the Recipient’s judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. Upon the reasonable request of the Borrower or the Administrative Agent, any Recipient shall update any form or certification previously delivered pursuant to this Section 2.18(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete
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or inaccurate in any respect with respect to a Recipient, such Recipient shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Recipient shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Recipient becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Recipient that is a U.S. Person, IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;
(B)    in the case of a Non-U.S. Recipient claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Non-U.S. Recipient for whom payments under any Financing Document constitute income that is effectively connected with such Recipient’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)    in the case of a Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit G (a “U.S. Tax Certificate”) to the effect that such Recipient is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)    in the case of a Non-U.S. Recipient that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this Section 2.18(f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Recipient is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Recipient may provide a U.S. Tax Certificate on behalf of such partners; or

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(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii)    If a payment made to a Recipient under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine whether such Recipient is in compliance with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts paid pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(g)    Issuing Bank. For purposes of Section 2.18(e) and Section 2.18(f), the term “Lender” includes Issuing Banks.
SECTION 2.19    Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts
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payable under Section 2.16, Section 2.17 or Section 2.18, or otherwise) prior to 1:00 p.m., New York City time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Regions Bank, 615 S College Street, Suite 400, Charlotte, NC 28202, Attention of Shawn Young (Telephone No. (980) 287-2801; e-mail: shawn.young@regions.com), except that payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.16, Section 2.17, Section 2.18 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)    If at any time insufficient funds are received by the Administrative Agent to pay fully all amounts of principal, interest and fees or other sums then due under the Financing Documents, such funds shall be applied ratably as follows:
first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and any Issuing Bank from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Loan Obligations, and fifth, to the payment of any other Loan Obligation then due and payable to the Administrative Agent or any Lender by the Borrower.
(c)    Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default or Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any ~~Eurodollar~~Term SOFR Loan, except (i) on the expiration date of the Interest Period applicable to any such ~~Eurodollar~~Term SOFR Loan or (ii) in the event, and only to the extent, that there are no outstanding Base Rate Loans or Daily Simple SOFR Loans and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.17. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Loan Obligations.

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(d)    At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Financing Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section. The Borrower hereby irrevocably authorizes the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Financing Documents and agrees that all such amounts charged shall constitute Loans and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03.
(e)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(f)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the applicable Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(g)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent or the Issuing Banks to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.20    Mitigation Obligations; Replacement of Lenders. (l) If any Lender requests compensation under Section 2.16, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)    If (i) any Lender requests compensation under Section 2.16, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Financing Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have paid to the Administrative Agent the assignment fees (if any) specified in Section 9.04, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments and (D) such assignment does not conflict with applicable Governmental Rules. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that a Lender being replaced hereunder does not execute an Assignment and Assumption pursuant to this Section within three (3) Business Days after receipt by such Lender of a notice of replacement pursuant to this Section, the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the replacement Lender shall be effective for purposes of this Agreement.

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SECTION 2.21    Expansion Option. (a) The Borrower may from time to time elect to increase the Revolving Loan Commitments (any such increase, an “Incremental Revolving Increase”; the loans extended pursuant to such increase, the “Incremental Loans” and the commitments with respect thereto, the “Incremental Revolving Loan Commitments”), subject solely to the following terms and conditions:
(i)    no existing Lender will be required to participate in any such Incremental Revolving Increase without its consent;
(ii)    no Default or Event of Default under the Financing Documents would exist after giving effect thereto;
(iii)    immediately after giving effect thereto, the sum of all increases (other than any increase in any Lender’s Revolving Loan Commitment in order to replace another Lender pursuant to Section 9.04) in the aggregate Revolving Loan Commitments made pursuant to this Section 2.21 shall not exceed $100,000,000;
(iv)    each such increase of the aggregate Revolving Loan Commitments shall be in minimum increments of $10,000,000 or such remaining partial amount not to exceed the maximum aggregate increase set forth in clause (iii) above; and
(v)    all representations and warranties made by the Borrower in any Financing Document shall be true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) on and as of the date of such request by the Borrower for an Incremental Revolving Loan Commitment (or to the extent that such representations and warranties specifically refer to a specified date, as of such specified date).
(b)    The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Loan Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Revolving Loan Commitments or extend new Revolving Loan Commitments, as the case may be; provided that (i) each Increasing Lender and Augmenting Lender shall be subject to the approval of the Borrower, the Administrative Agent and each Issuing Bank, and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. Incremental Revolving Increases and new Revolving Loan Commitments created pursuant to this Section 2.21 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.
(c)    On the effective date of any Incremental Revolving Increase being made, (i) each relevant Increasing Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the
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other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its Applicable Percentage of such outstanding Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any Incremental Revolving Increase (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurodollar~~Term SOFR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.17 if the deemed payment occurs other than on the last day of the related Interest Periods.
(d)    Without the consent of any other Lenders, the Increasing Lenders and/or Augmenting Lenders, the Borrower and the Administrative Agent may effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.21. Nothing contained in this Section 2.21 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Revolving Increases, at any time. This Section 2.21 shall supersede any provisions herein requiring pro rata treatment of the Lenders or Section 9.02 to the contrary.
SECTION 2.22    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the Available Revolving Loan Commitment of such Defaulting Lender pursuant to Section 2.13;
(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    so long as no Default or Event of Default shall be continuing, all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice by the
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Administrative Agent, cash collateralize for the benefit of each Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.13(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to each Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(vi)    so long as such Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.06(j), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.06(j) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Lender Parent or any Lender shall occur following the date hereof and for so long as such event shall continue, (ii) a Bail-in Action with respect to a Lender Parent or any Lender shall occur following the date hereof or (iii) the Issuing Banks have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, an Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
(d)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

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first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder;
third, to cash collateralize the Issuing Banks’ LC Exposure in accordance with clause (c) above;
fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender;
sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded Letters of Credit are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(e)    In the event that the Administrative Agent, the Borrower and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the
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inclusion of such Lender’s Revolving Loan Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
SECTION 3.01    Organization. The Borrower is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Louisiana.
SECTION 3.02    Authority. The Borrower and each of its Subsidiaries has the full power and authority to conduct its business as now conducted and as proposed to be conducted by it and to execute, deliver and perform its respective obligations under the Financing Documents to which it is a party.
SECTION 3.03    Necessary Action. All necessary action on the part of the Borrower and its Affiliates required to authorize the execution, delivery and performance of the Financing Documents has been duly and effectively taken.

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SECTION 3.04    Due Authorization, Etc. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary action on the part of the Borrower, and the Financing Documents have been executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether considered in equity or at law).
SECTION 3.05    Compliance with Law. Except as otherwise disclosed in writing to the Lenders prior to the Effective Date, the Borrower and each of its Subsidiaries is in compliance with all Governmental Rules (including Environmental Law) applicable to the Borrower and such Subsidiary and with the terms of all Governmental Approvals obtained by the Borrower except where (i) any failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested pursuant to Permitted Contest Conditions.
SECTION 3.06    No Litigation. Except as otherwise disclosed to the Lenders prior to the Effective Date, no action, suit or other proceeding is pending and, to the Borrower’s Actual Knowledge, no action, suit or proceeding has been threatened in writing or any investigation instituted, in each case with respect to the execution and delivery of the Financing Documents or the performance of any of the Borrower’s obligations thereunder that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except that the commencement by the Borrower or any of its Subsidiaries or any Governmental Authority of a rate proceeding, fuel adjustment clause audit, earnings review or market power filing before such Governmental Authority shall not constitute such an action, suit or proceeding unless and until such Governmental Authority has made a final determination thereunder that would reasonably be expected to have a Material Adverse Effect.
SECTION 3.07    Governmental Approvals. All Governmental Approvals required to be obtained by the Borrower and each of its Subsidiaries in connection with (i) the execution and delivery of, and performance by it of its obligations, and the exercise of its rights, under and in accordance with, the Financing Documents, (ii) the ownership and operation of the Borrower and its Subsidiaries in accordance with all Governmental Rules (including all applicable material Environmental Laws) and (iii) the validity and enforceability of the Financing Documents to which it is a party have been obtained, except in any such case, to the extent not required to be obtained at the date this representation is made or repeated or where any failure to obtain the same would not reasonably be expected to result in a Material Adverse Effect. Such Governmental Approvals that are required to be in effect on or prior to the date this representation is made or repeated have been validly issued and are in full force and effect. With respect to any Governmental Approval not required to be obtained as of such date, the Borrower has no reason to believe that such Governmental Approval will not be obtained in the ordinary course of business as and when needed except to the extent that the failure to obtain any such Governmental Approval would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08    Financial Condition. The Borrower’s latest financial statements provided on any date subsequent to the Effective Date, copies of which shall have been delivered
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to the Administrative Agent, have been prepared in conformity with GAAP and, in each case, present fairly, in all material respects, (a) the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the Effective Date or the date of such financial statements, as applicable, and (b) all material liabilities, direct and contingent, of the Borrower and its Subsidiaries, which are required by GAAP to be so disclosed, existing as of the date of such financial statements are disclosed in such statements. Other than as previously disclosed in writing to the Lenders prior to the date hereof, since December 31, 2020, there has been no material adverse change in the business, condition (financial or otherwise) operation or prospects of the Borrower and its Subsidiaries, taken as a whole.
SECTION 3.09    No Violation. None of the execution, delivery or performance by the Borrower of the Financing Documents (i) violates, contravenes or conflicts with the terms of the Borrower’s or such Subsidiary’s Constitutive Documents or (ii) violates or constitutes a default or requires consent (except for such consents that have been obtained or are not required at the date this representation is made or repeated) by the Borrower or any of its Subsidiaries under any material Governmental Rule applicable to the Borrower or any of its Subsidiaries or any other material contractual obligation to which the Borrower or any such Subsidiary is a party, except for, with respect solely to clause (ii) hereof, for any defaults or violations or consents that would not reasonably be expected to result in a Material Adverse Effect. None of the execution, delivery or performance of the Financing Documents results in, or requires, the creation or imposition of any Lien on properties or revenues of the Borrower or any of its Subsidiaries except for Permitted Liens.
SECTION 3.10    Not Investment Company. The Borrower is not, and is not required to be registered as, an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 3.11    Accuracy of Disclosures. The written information furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders in connection with the Financing Documents or delivered thereunder (other than any report prepared by an independent third party consultant), that relates to the Borrower or any of its Subsidiaries, other than any projections, forecasts, estimates, budgets and other forward-looking statements, does not contain, as of the date furnished any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, not materially misleading in light of the circumstances under which they were made, provided that with respect to projections, forecasts, estimates, budgets and other forward-looking statements and information, the Borrower only represents that such projections, forecasts, estimates, budgets and other forward-looking information were prepared in good faith upon assumptions believed by the Borrower to be reasonable at the time made.
SECTION 3.12    Margin Regulations. The use of proceeds of the Revolving Credit Facility will not violate or result in a violation of Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

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SECTION 3.13    Environmental Matters. Except as otherwise disclosed in writing to the Lenders prior to the Effective Date:
(a)    To the Borrower’s knowledge, the facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (as used in this Section 3.13, “properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any applicable Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.
(b)    To the Borrower’s knowledge, (i) except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, the properties and all operations at the properties are in compliance, and have, for the last five years, been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, and (ii) there is no contamination at, under or about the properties or violation of any applicable Environmental Law or Environmental Permit with respect to the properties or the Business except as would not reasonably be expected to have a Material Adverse Effect. All Environmental Permits necessary in connection with the ownership and operation of the Borrower’s or its Subsidiaries’ businesses have been obtained and are in full force and effect, except where any such failure to obtain and maintain in full force and effect (individually or in the aggregate) has not had and is not reasonably likely to result in a Material Adverse Effect.
(c)    Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability pursuant to Environmental Laws or Environmental Permits with regard to any of the properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.
(d)    To the Borrower’s knowledge, Hazardous Materials have not been transported or disposed of from the properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.
(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law against the Borrower or any of its Subsidiaries with respect to any of the properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements or liens outstanding under any Environmental Law with respect to any of the properties or the Business, except insofar as such proceeding, action, decree, order or other requirement or lien, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

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(f)    To the Borrower’s knowledge, there has been no release or threat of release of Hazardous Materials at or from any of the properties arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with any of the properties or otherwise in connection with the Business in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.
SECTION 3.14    Anti-Terrorism Laws; Sanctions; Anti-Corruption Laws. (a) The Borrower and each of its Subsidiaries has not, directly or indirectly, (i) knowingly conducted any business or engaged in making or receiving any contribution of funds (including the proceeds from any Borrowing), goods or services to or for the benefit of any Restricted Party, (ii) knowingly dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) knowingly engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. To the knowledge of the Borrower, its employees and agents are in compliance with Anti-Terrorism Laws applicable to the Borrower in all material respects. As of the Effective Date, the information included in any Beneficial Ownership Certification (to the extent required to be provided) is true and correct in all respects.
(b)    The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
ARTICLE IV
CONDITIONS
SECTION 4.01    Effective Date. This Agreement shall become effective on and as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied in full:
(a)    The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Lenders and the Administrative Agent;
(b)     The Administrative Agent shall have received the following documents, each certified as indicated below:
(i)    a copy of a certificate as to the existence/authorization of the Borrower from the Secretary of State of the Borrower’s state of organization dated as of a recent date;
(ii)    a copy of the articles of incorporation or certificate of formation (or such other Constitutive Documents as the case may be) of the Borrower, together with any amendments thereto, certified by the Secretary of State of the Borrower’s state of organization dated as of a recent date; and
(iii)    a certificate of the Borrower, executed by an Authorized Officer of such Person certifying:

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(A)    that attached to such certificate is a true and complete copy of the Constitutive Documents of the Borrower, as amended and in effect on the date of such certificate;
(B)    that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of the Borrower, authorizing the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and
(C)    as to the incumbency and specimen signature of each officer, member or partner (as applicable) of the Borrower, executing this Agreement and each other document to be delivered by the Borrower, from time to time pursuant to the terms hereof (and the Administrative Agent and each Lender may conclusively rely on such incumbency certification until it receives notice in writing from the Borrower).
(c)    The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date), in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, of (i) Phelps Dunbar, L.L.P., Louisiana counsel for the Borrower and (ii) Baker Botts, New York counsel for the Borrower.
(d)    The Lenders shall, to the extent the Borrower shall have received a reasonable request therefor at least ten (10) Business Days in advance, have received at least three (3) Business Days in advance of the Effective Date all documentation (including, without limitation, a Beneficial Ownership Certification) and other information reasonably required by the Lenders to comply with any requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act. (Title III of Pub. Law 107 56 (signed into law October 26, 2001), as amended, and the Beneficial Ownership Regulation.
(e)     The Administrative Agent, the Mandated Lead Arrangers and the Lenders shall have received, or simultaneously with the Effective Date shall receive, all fees, expenses and other amounts due and payable to, or for the account of, the Administrative Agent, the Mandated Lead Arrangers and Lenders on or prior to the Effective Date.
(f)    The “Effective Date” as defined in each of (i) that certain Term Loan Agreement dated on or about the date hereof among the Borrower as borrower, the lenders party thereto and Regions Bank, as administrative agent, (ii) that certain Term Loan Agreement dated on or about the date hereof among Power, as borrower, the lenders party thereto and Regions Bank, as administrative agent, and (iii) that certain Credit Agreement dated on or about the date hereof among Power, as borrower, the lenders party thereto and Regions Bank, as administrative agent, shall have occurred;
(g)    After giving effect to the transaction to occur on the Effective Date (including the entry into the agreements referenced in the foregoing clause (f) and the consummation of the
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transactions contemplated in connection therewith), the Borrower and each of its Subsidiaries, on a consolidated basis, will be Solvent;
(h)    The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower certifying as to the matters set forth in the foregoing clause (g) and as to the matters set forth in clauses (j) and (k) below.
(i)    The Borrower shall have (i) made arrangements reasonably acceptable to the Administrative Agent (including the delivery of irrevocable instructions) to have the proceeds of the Loans made under this Agreement and the loans made under the Other Borrower Credit Agreement applied to the prepayment in full of the aggregate outstanding loans and all other accrued amounts under (x) the Credit Agreement, dated as of April 13, 2016 (as amended, the “Existing Revolving Credit Agreement”) among the Borrower, as borrower the lenders parties thereto and Mizuho Bank, Ltd., as administrative agent, and (y) the Term Loan Agreement dated as of June 28, 2016 (as amended, the “Existing Term Loan Agreement”, and together with the Existing Revolving Credit Agreement, the “Existing Credit Agreements”) among the Borrower, as borrower, the lenders party thereto and Mizuho Bank, Ltd., as administrative agent, and (ii) terminated in full the commitments of the lenders under the Existing Revolving Credit Agreement. Each of the Lenders that is a party to the Existing Revolving Credit Agreement or the Existing Term Loan Agreement hereby waives the requirement of prior notice of any prepayment or termination of commitments thereunder.
(j)    As of the Effective Date, all representations and warranties made by the Borrower in Article III hereof shall be true and correct.
(k)    No Default or Event of Default shall have occurred and be continuing.
SECTION 4.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any Incremental Loan, which shall be governed by Section 2.21) and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case, after the Effective Date, is subject to the satisfaction or waiver by the Required Lenders of the following conditions:
(a)    In the case of a Letter of Credit or a Loan, the Administrative Agent and the relevant Issuing Bank, as applicable, shall have received a Borrowing Request or a Letter of Credit Request, as applicable, in accordance with Article II hereto, duly executed by an Authorized Officer of the Borrower, requesting the funding of the Loans or the issuance, amendment, renewal or extension of the Letter of Credit, as applicable.
(b)    All representations and warranties made by the Borrower in any Financing Document (other than the representations and warranties set forth in Section 3.06, the last sentence of Section 3.08, Section 3.13(c) and Section 3.13(e) hereof) shall be true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects), with all representations and warranties that are made as of a specified date being true and correct in all material respects (and to the extent that any such representation
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and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) as of such specified date.
(c)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such Borrowing or such Letter of Credit.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit under this Section 4.02 shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (b) and (c) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Loan Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower will, and will cause its Subsidiaries (other than any Receivables Entity or any Securitization SPE) to:
SECTION 5.01    Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Facility for general corporate purposes including to finance capital expenditures and working capital requirements of the Borrower and its Subsidiaries and to repay loans and all other accrued amounts outstanding under the Existing Credit Agreements.
SECTION 5.02    Financial Statements. Deliver to the Administrative Agent (for prompt further distribution to each Lender):
(a)    within one-hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the audited balance sheet, and related statements of comprehensive income, stockholder’s equity and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year, setting forth in comparative form the respective audited figures for the previous fiscal year, if such comparative figures shall be available, prepared in accordance with GAAP and certified by an independent public accounting firm of recognized national standing or any other independent registered public accounting firm acceptable to the Required Lenders (without qualification or exception as to scope of the audit) to the effect that the financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;
(b)    within sixty (60) days after the end of each fiscal quarter of the Borrower (commencing with the first full quarter to end following the Effective Date), copies of the unaudited consolidated balance sheet and related statements of comprehensive income, stockholder’s equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of such quarterly period or for the portion of the fiscal year then-ended prepared in accordance with GAAP and stating in comparative form the respective figures for the corresponding period
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in the previous fiscal year, if such comparative figures shall be available, all certified by one of the Borrower’s Authorized Officers as presenting fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as to the end of such period and the results of its operations as of the end of such period in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of footnotes; and
(c)    concurrently with the delivery of the annual and quarterly financial statements of the Borrower under Section 5.02(a) or Section 5.02(b), (i) a certificate of an Authorized Officer of the Borrower (A) certifying whether, to such Authorized Officer’s Actual Knowledge, a Default or Event of Default has occurred at any time since the delivery of the prior certificate delivered pursuant to this Section 5.02(c) (or, with respect to the first such certificate, since the Effective Date) and, if a Default or Event of Default has occurred and is continuing, a statement specifying the nature thereof and any action taken or proposed to be taken with respect thereto to remedy the same and (B) if any change has occurred in GAAP or in the application thereof since the date of the most recent audited financial statements of the Borrower previously delivered to the Administrative Agent pursuant to Section 5.02(a) that has had a material effect on the financial statements accompanying such certificate, specifying the effect of such change, and (ii) a certificate of a Financial Officer of the Borrower in the form attached as Exhibit E (a “Financial Ratio Certificate”) together with the supporting documentation therein specified.
SECTION 5.03    Notices of Material Events.
(a)    The Borrower will, as soon as practicable and in any event within five (5) Business Days after the Borrower obtains Actual Knowledge of any of the following, give written notice to the Administrative Agent:
(i)    the occurrence of any Default or Event of Default (with a description of any action being taken or proposed to be taken with respect thereto);
(ii)    any written notice to the Borrower indicating that any material Governmental Approval will not be granted or renewed or will be granted or renewed on terms materially more burdensome than proposed or will be terminated, revoked or suspended, or any action, suit or other proceeding has been filed or commenced related to any of the foregoing, in each case other than any rate proceeding, fuel adjustment clause audit, earnings review or market power filing before any Governmental Authority unless and until such Governmental Authority has made a final determination thereunder that would reasonably be expected to result in a Material Adverse Effect;
(iii)    any material citation, summons, subpoena, order, notice, claim or proceeding brought by, or brought against, the Borrower or any of its Subsidiaries, with respect to (A) any proceeding before any Governmental Authority (other than proceedings in the ordinary course of business before any applicable regulatory authority) or (B) any real property under any Environmental Law, in each case that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

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(iv)    copies of all reports on Form 8-K that the Borrower or any Material Subsidiary files with the Securities and Exchange Commission or any national securities exchange;
(v)    the occurrence of a Change in Control; and
(vi)    details of each change to the Senior Debt Rating.
(b)    “Know Your Customer”; Beneficial Ownership. The Borrower will promptly provide any information requested by the Administrative Agent (on behalf of the Lenders or any of them) within twenty (20) Business Days of such request in order for the Lenders to comply with their respective internal “know your customer” or similar internal processes (but solely to the extent that such internal processes are designed to ensure compliance by such Lenders with Governmental Rules in respect of anti-money laundering, counter-terrorism financing or similar matters) or the Beneficial Ownership Regulation.
(c)    Additional Debt. The Borrower will, promptly upon execution thereof, deliver to the Administrative Agent a copy of each Material Debt Financing Document (excluding, for the avoidance of doubt, commitment letters, fee letters and similar letters with respect to the arrangement, establishment, syndication, or underwriting of any additional Indebtedness); provided, that the Borrower shall have the right to redact any provision set forth in such Material Debt Financing Documents to the extent necessary to comply with binding confidentiality obligations or to protect proprietary market information.
Each notice pursuant to this Section shall be accompanied by a written statement of an Authorized Officer of the Borrower (x) that such notice is being delivered pursuant to Section 5.03(a), (b) or (c) (as applicable) and (y) in the case of any notice pursuant to Section 5.03(a)(i), (ii) or (iii) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Documents required to be delivered hereto (including pursuant to Section 5.02 and Section 5.03) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 9.01; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided that the Borrower shall notify the Administrative Agent (by hand delivery, facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
SECTION 5.04    Inspection of Property. The Borrower and each of its Subsidiaries will keep proper books and records in accordance with GAAP and will permit reasonable
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examinations of its books and records and reasonable inspections of its property (subject to reasonable procedures relating to safety and security), accompanied by personnel of the Borrower, by the Administrative Agent and any Lender and/or their respective accountants or other professional advisers; provided that such examinations and inspections (a) will occur not more frequently than once in any calendar year, with reasonable efforts to make combined visits (unless a Default or an Event of Default has occurred and is continuing in which case such examinations may occur as frequently as reasonably determined by the Administrative Agent or any Lender, with no obligation to combine visits), (b) will be at the sole expense of the Administrative Agent and/or requesting Lender, as the case may be (unless a Default or an Event of Default has occurred and is continuing in which case such examinations will be at the expense of the Borrower), (c) will be undertaken at reasonable times following the provision of written notice in advance to the Borrower, and (d) will not unduly interfere with the operations or management of the Borrower’s business. Notwithstanding anything set forth herein to the contrary, under no circumstances shall the Borrower or any Subsidiary be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non−financial trade secrets or non-financial confidential proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective Affiliates, representatives, contractors, accountants or other professionals) is prohibited by any Governmental Rule or binding confidentiality agreement with a Person that is not an Affiliate of the Borrower and that was not entered into in contemplation of this Agreement, (iii) that is subject to attorney−client or similar privilege or constitutes attorney work product, or (iv) in the case of any discussions with accountants, only if the Borrower has been given the opportunity to participate in the discussions.
SECTION 5.05    Maintenance of Properties. The Borrower and each of its Subsidiaries will maintain in all material respects in good working order and condition (ordinary wear and tear and customary decommissioning and/or degradation for maintenance excepted) all of its material assets necessary or desirable in the conduct of its business taken in the aggregate; provided, however, that nothing shall prevent the Borrower or its Subsidiaries, as appropriate, from discontinuing the maintenance or operation of any property if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of the business of the Borrower or such Subsidiary. It is understood that this covenant relates only to working order and condition of such property in accordance with prudent industry practices and shall not be construed as a covenant not to dispose of property.
SECTION 5.06    Compliance with Laws. The Borrower and each of its Subsidiaries will comply and will ensure that the Borrower is in compliance in all respects with all applicable Governmental Rules (including Environmental Laws), except where any failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except that the Borrower and each of its Subsidiaries may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Governmental Rules subject to the Permitted Contest Conditions.
SECTION 5.07    Maintenance of Legal Status. The Borrower and each of its Subsidiaries will at all times preserve and maintain in full force and effect (a) its legal existence under the laws of the jurisdiction of its organization (except in the case of any Immaterial Subsidiary or as permitted under Section 6.01) and (b) all material rights, franchises, privileges
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and consents necessary for the maintenance of its existence and the operation of its business, except, with respect to this clause (b), where the failure to do any of the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. It is understood that this covenant shall not be construed to prohibit the Borrower from dissolving or terminating the corporate existence of any Subsidiary (except Power) which is inactive or whose preservation otherwise is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole.
SECTION 5.08    Insurance. The Borrower and each of its Subsidiaries will maintain with financially sound and reputable insurance companies insurance and/or make provisions for self-insurance in such amounts and against such risks as are usually carried by companies engaged in similar business and as are consistent with the prudent operation of its business. The Borrower will furnish to the Administrative Agent, upon written request of the Administrative Agent or any Lender, reasonable information as to the insurance carried; provided, however, such requests shall be limited to twice per calendar year in the aggregate.
SECTION 5.09    Taxes. The Borrower and each of its Subsidiaries will timely pay and discharge all material income Taxes and all other material Taxes for which it is responsible and make timely Tax filings with respect to material Taxes prior to the date on which penalties, fines or interest attach thereto; provided that the Borrower or such Subsidiary may permit any such Tax to remain unpaid or unfiled if it meets the Permitted Contest Conditions.
SECTION 5.10    Financial Covenant. The Borrower shall not permit the Debt to Capital Ratio as of the last day of any fiscal quarter occurring prior to the Maturity Date to be greater than 65%.
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Loan Obligations have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower shall not, nor shall it permit any of its Subsidiaries (other than any Receivables Entity or any Securitization SPE), to:
SECTION 6.01    Fundamental Changes; Sale of Assets; Etc. The Borrower and each of its Material Subsidiaries shall not (a) (i) enter into any merger or consolidation (except for transactions in which Borrower is successor) or (ii) split-off or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution or (b) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets; provided that, with respect to clauses (a) and (b), any Subsidiary of the Borrower (x) may merge into any other Subsidiary of the Borrower or, if the Borrower is the surviving entity, the Borrower, (y) may transfer all or substantially all of its assets to another Subsidiary of the Borrower or to the Borrower, or (z) may be dissolved, liquidated or wound-up, and provided further that, with respect to clause (b), the Borrower and any Material Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets in an amount in the aggregate for all such Borrower Group Members’ dispositions
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collectively up to $75,000,000 per twelve-month period (each twelve month period commencing on the Effective Date or any anniversary thereof).
SECTION 6.02    Conduct of Business. The Borrower and each of its Subsidiaries shall not engage at any time in any business other than the management and operation of their assets as conducted on the Effective Date and other activities reasonably related, incidental, synergistic or ancillary thereto (including but not limited to other regulated utility businesses) (the “Business”) such that the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the Business.
SECTION 6.03    Distributions. The Borrower shall not directly or indirectly make or declare any Distribution if any Default or Event of Default then exists or would result therefrom upon giving pro forma effect to such Distribution, except that, so long as no Default or Event of Default under Article VII(a), Article VII(b), Article VII(f), Article VII(g), Article VII(h) or Article VII(l) shall have occurred and be continuing or would result from such Distribution, the Borrower may declare and pay tax Distributions to its members and shareholders at any time in an amount equal to the federal and state taxable income of such members or shareholders or their shareholders, partners or members, as applicable, with respect to the taxable income generated with respect to the Borrower and its Subsidiaries (if any), as calculated in accordance with the Code and applicable federal and state income tax regulations, multiplied by the highest marginal tax rate applicable to such respective federal and state taxable income.
SECTION 6.04    Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of its Affiliates or Sponsors or any Affiliate of any Sponsor (in each case, other than any such agreement or arrangement with the Borrower or any of its Subsidiaries and any other subsidiary or other than de minimis contracts with consideration less than $500,000) unless such transaction is in compliance with applicable laws and regulations of the Federal Energy Regulatory Commission and the Louisiana Public Service Commission pertaining to affiliate transactions and is (i) entered into in the ordinary course of business, (ii) authorized by a tariff or rate schedule which has been approved by a Governmental Authority or performed in accordance with its orders, (iii) permitted under Section 6.01, (iv) Indebtedness owing by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary and other arrangements (including with respect to any Permitted Receivables Financing or any Securitization Financing) among the Borrower and its Subsidiaries or among Subsidiaries, (v) a Guarantee by the Borrower or any Subsidiary of any obligations or liabilities of Borrower or another Subsidiary; provided, that the aggregate principal amount of any Guarantees by the Borrower or any Subsidiary that is not an Immaterial Subsidiary of any obligations of any Immaterial Subsidiary shall not exceed $75,000,000 at any time outstanding, (vi) pursuant to any contract in effect on the Effective Date, as the same may be amended, extended or replaced from time to time so long as such contract as so amended, extended or replaced is, taken as a whole, not materially less favorable to the Borrower and its Subsidiaries, or (vii) on terms no less favorable to the Borrower (or the applicable Subsidiary) than the Borrower (or the applicable Subsidiary) could obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of a Sponsor.

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SECTION 6.05    Anti-Terrorism Laws and Sanctions; Anti-Corruption Laws. The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds (including the proceeds of any Borrowing), goods or services to or for the benefit of any Restricted Party or in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Restricted Party in violation of any Anti-Terrorism Laws, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming compliance with this Section 6.05) or Anti-Corruption Laws, or (b) cause or knowingly permit any of the funds of the Borrower that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would (1) be in violation of law or benefit any Restricted Party or (2) violate any applicable Anti-Corruption Laws. The Borrower shall at all times implement and maintain policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries with all applicable Anti-Terrorism Laws and Anti-Corruption Laws.
SECTION 6.06    Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon or with respect to (i) any Equity Interests in Power (other than non-consensual Permitted Liens that do not secure any Indebtedness) or (ii) any of its property, assets or revenues, owned or hereafter acquired, except for the following (“Permitted Liens”):
(a)    Liens that secure Indebtedness incurred or created under the Financing Documents and, so long as the Loan Obligations are also secured on a pari passu basis, under the Other Borrower Financing Documents, the Senior Notes or other Indebtedness;
(b)    Liens, deposits or pledges incurred or created by the Borrower or any Subsidiary in the ordinary course of business or under applicable Governmental Rules in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (but not ERISA);
(d)    mechanics’, materialmen’s, workers’, contractors’, repairmens’, employees’, warehousemen’s, carriers’, maritime, customs, or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;
(e)    Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;

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(f)    Liens arising out of judgments or awards fully covered by insurance (other than customary deductibles) or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions, or that do not constitute an Event of Default under clause (i) of Article VII;
(g)    easements, servitudes (contractual and legal), rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property of the Borrower or any Subsidiary which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or applicable Subsidiary;
(h)    zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or applicable Subsidiary;
(i)    Liens that have been placed by a third party on the fee title of leased real property or property over which the Borrower or applicable Subsidiary has easement, servitude, right-of-way or franchise rights, and subordination or similar agreements relating thereto;
(j)    any interest of a lessor or licensor in property under an operating lease under which the Borrower or any Subsidiary is lessee or licensee, and any restriction or encumbrance to which the interest of such lessor or licensor is subject;
(k)    leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries;
(l)    licenses of intellectual property granted by the Borrower or any Subsidiary in the ordinary course of business and not materially interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries;
(m)    with respect to properties involved in the production of oil, gas and other minerals, unitization and pooling agreements and orders, operating agreements, royalties, reversionary interests, preferential purchase rights, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business in the general area of such property and that are entered into in the ordinary course of business;
(n)    Liens (including contractual security interests and rights of set-off) arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;
(o)    Liens for the fees and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens on monies held by trustees in payment or construction accounts under indentures;
(p)    Liens on cash or invested funds used to make a defeasance, covenant defeasance or in substance defeasance of any Debt pursuant to an express contractual provision in the agreements governing such Debt or GAAP, provided that immediately before and immediately after giving effect to the making of such defeasance, no Default or Event of Default shall exist;

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(q)    Liens granted on cash or invested funds constituting proceeds of any sale or disposition of property deposited into escrow accounts to secure indemnification, adjustment of purchase price or similar obligations incurred in connection with such sale or disposition, in an amount not to exceed the amount of gross proceeds received from such sale or disposition;
(r)    Liens for purchase money security interests or Finance Lease obligations which are secured solely by the assets acquired;
(s)    Liens arising from filed UCC-1 financing statements relating solely to leases not prohibited by this Agreement;
(t)    Liens created or incurred by the Borrower or any Subsidiary securing obligations arising under natural gas purchase agreements, natural gas transportation and storage agreements, and Hedging Arrangements;
(u)    Liens securing other obligations in an aggregate amount not exceeding $150,000,000 at any time outstanding;
(v)    Liens created or incurred by any Subsidiary securing any Permitted Receivables Financing (subject to any maximum amount stated in the definition of “Permitted Receivables Financing”);
(w)    Liens on any cash collateral for Letters of Credit issued under this Agreement or for letters of credit issued or permitted under any Other Borrower Credit Agreement or any Power Financing Documents or for a Defaulting Lender’s LC Exposure;
(x)    Liens created or incurred by the Borrower or any Subsidiary in favor of Governmental Authorities encumbering assets acquired in connection with a government grant program, and the right reserved to, or vested in, any Governmental Authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, recapture or designate a purchaser of any property, or any obligations or duties to any Governmental Authority affecting the property of the Borrower or applicable Subsidiary with respect to any franchise, grant, license or permit;
(y)    agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned Person or assets;
(z)    Liens on any property in existence on or prior to the Effective Date;
(aa)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries, or existing on any property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary or that is merged with or into or consolidated with the Borrower or any Subsidiary prior to such merger or consolidation, provided that (i) such Lien is not created in contemplation of or in connection with
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such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or asset of the Borrower or any of the Subsidiaries, and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower or such merger, as the case may be, and any extensions, renewals, refinancings and replacements thereof that do not increase the outstanding amount thereof;
(bb)    Liens (including precautionary Liens in connection with Finance Leases) on fixed or capital assets and other property (including any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery, and related accounts, financial assets, contracts and general intangibles) acquired, constructed, explored, drilled, developed, improved, repaired or serviced (including in connection with the financing of working capital and ongoing maintenance) by the Borrower or any Subsidiary, provided that (i) such security interests and the obligations and liabilities secured thereby are incurred prior to or within two hundred seventy (270) days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development, improvement, repair or servicing (including the relevant financing of working capital and ongoing maintenance), or within two hundred seventy (270) days after the extension, renewal, refinancing or replacement of the obligations and liabilities secured thereby, as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling, developing, improving, repairing or servicing (including the financing of working capital and ongoing maintenance in respect of) the relevant assets, (iii) such security interests shall not apply to any other property beyond the relevant property set forth in this clause (bb) (and in the case of construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located) and clause (cc), as applicable, of the Borrower or any Subsidiary, and (iv) recourse for such obligations and liabilities under any financing secured under this clause (bb) shall be limited to the property subject to Liens permitted under this clause (bb) and clause (cc) and (A) in the case of any financing of Power, to Power and (B) in the case of any other financing, to a special purpose, bankruptcy-remote Person described in clause (cc);
(cc)    Liens on any Equity Interest owned or otherwise held by or on behalf of the Borrower or any Subsidiary in any Person created in connection with any project financing;
(dd)    Liens on assets of Power securing the payment of Indebtedness of Power to a state of the United States or any political subdivision thereof issued in a transaction in which such state or political subdivision issued industrial revenue bonds or other obligations, the interest on which is excludable from gross income by the holders thereof pursuant to the provisions of the Code, as in effect at the time of the issuance of such obligations, and Indebtedness to the issuer of a letter of credit, bond insurance or guaranty to support any such obligations to the extent Power is required to reimburse such issuer for drawings under such letter of credit, bond insurance or guaranty with respect to the principal of or interest on such obligations, including Liens arising pursuant to a pledge of Power’s mortgage bonds issued under the Power Mortgage; provided that such pledged bonds shall not exceed an aggregate principal amount of $125,000,000 at any time;
(ee)    Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured
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thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);
(ff)    Liens created by any Securitization SPE for any Securitization Financing pursuant to any order of the applicable regulatory Governmental Authority (such as the Louisiana Public Service Commission) which allows for a securitization financing by Power and/or a Securitization SPE authorized by a Securitization Statute (any such order, a “Securitization Financing Order”);
(gg)    Liens created to secure Debt of any Subsidiary to the Borrower or any other Subsidiary;
(hh)    the Lien evidenced by the Power Mortgage as renewed or replaced from time to time; provided, however, that such Lien shall not extend to or over any property of a character not subject on the Effective Date to the Lien provided for under the Power Mortgage (and such Lien is permitted even if such Lien is not an active encumbrance on the Effective Date because no mortgage bonds are outstanding on the Effective Date under the Power Mortgage); or
(ii)    “permitted liens” as defined under Section 1.04 of the Power Mortgage, as in effect on the Effective Date, other than “funded liens” described in clause (ix) of said Section 1.04, and other Liens not otherwise prohibited by Section 5.05 of the Power Mortgage, as in effect on the Effective Date, and in the event the Power Mortgage is terminated, Liens of the same type and nature as the foregoing Liens referred to in this clause (ii), provided, that the amounts secured by such other Liens shall not exceed the amounts that may be secured by such foregoing Liens as of the last day on which the Power Mortgage was in effect.
ARTICLE VII
EVENTS OF DEFAULT
The occurrence and continuance of any one or more of the following events shall (after the lapse of any cure period applicable thereto) constitute an “Event of Default”:
(a)    The Borrower shall fail to pay any principal of or interest on the Loans or the Commitment Fees on the date when due or, in the event of any technical or administrative error in connection with the making of any such payment of interest or Commitment Fees, such failure is not remedied within three (3) Business Days after the applicable due date therefor;
(b)    The Borrower shall fail to pay fees or other amounts payable under any Financing Document (other than interest, principal and Commitment Fees) when due and such failure is not remedied within ten (10) Business Days after the applicable due date therefor;
(c)    The Borrower or any of its Subsidiaries shall fail to comply with any covenant or agreement applicable to it contained in (A) Section 5.01, Section 5.03(a)(i), Section 5.07(a), Section 5.10, Section 6.01, Section 6.02, Section 6.03, Section 6.05 or Section 6.06, or (B) Section 5.02, Section 5.04 or Section 6.04 unless such failure is remedied within ten (10) Business Days after the Borrower becomes aware of such failure;

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(d)    The Borrower or any of its Subsidiaries shall fail to comply with any covenant under this Agreement (other than set forth in clauses (a) through (c) above) and such failure is not remedied within thirty (30) days after the Borrower becomes aware of such failure;
(e)    Any representation or warranty made by the Borrower or any of its Subsidiaries in any Financing Document or in any certificate or document required to be delivered thereby proves to have been incorrect in any material respect when made;
(f)    Any Financing Document ceases (other than in accordance with its terms) to be in full force and effect, or the Borrower denies in writing further liability or obligation under, or otherwise repudiates, any Financing Document;
(g)    Any Change in Control shall occur;
(h)    A Bankruptcy Event shall occur with respect to the Borrower or any of its Material Subsidiaries;
(i)    A final judgment shall be entered against the Borrower or any of its Material Subsidiaries for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance or an enforceable indemnity) and such judgment remains unsatisfied without any procurement of a stay of execution for a period of sixty (60) days;
(j)    Any material Governmental Approval necessary for the execution, delivery and performance of the material obligations under the Financing Documents shall be terminated or shall not be obtained, maintained, or complied with; unless such Governmental Approval is replaced, obtained, re-obtained, renewed or complied with within forty-five (45) days after the Borrower receives written notice of such termination or failure to obtain, maintain or comply from the Administrative Agent, or such longer period, not exceeding ninety (90) days, as is reasonably necessary under the circumstances to replace, obtain, re-obtain, renew or comply with any such Governmental Approval; provided that, if the Borrower has commenced any process to obtain or re-obtain any such Governmental Approval within such ninety (90) day period and is continuing diligently in good faith to obtain or re-obtain any such Governmental Approval, such ninety (90) day period will be extended to the earlier of (i) the date on which the Borrower is no longer working in good faith to remedy such failure and (ii) one-hundred eighty (180) days;
(k)    An ERISA Event shall have occurred which, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; or
(l)    The Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) with respect to any of its Indebtedness in an aggregate principal amount outstanding in excess of $50,000,000 when and as the same shall become due and payable (after giving effect to any applicable grace or cure period), or any such Indebtedness in an aggregate principal amount outstanding in excess of $50,000,000 shall have been declared immediately due and payable prior to its scheduled maturity, provided that this clause (l) shall not apply to (i) Indebtedness that becomes due as a result of a notice of voluntary prepayment or redemption delivered by the Borrower or a Subsidiary, (ii) secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets
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securing such Indebtedness, (iii) intercompany Indebtedness or (iv) any Indebtedness of a Securitization SPE or a Receivables SPC so long as there is no recourse with respect to such Indebtedness to the Borrower or any of its Subsidiaries.
If any Event of Default occurs and is continuing, then the Administrative Agent (at the direction of the Required Lenders) shall have the right: (i) by notice to the Borrower, to declare the commitments to be terminated, whereupon the same will be terminated immediately; (ii) by notice to the Borrower, to declare the entire unpaid principal amount of the Loans (together with all accrued and unpaid interest thereon and any other amount then due under the Financing Documents) to be forthwith due and payable, whereupon such amounts will become and be immediately due and payable, without presentment, demand, protest, or notice of any kind except as expressly provided herein, all of which are hereby expressly waived by the Borrower; and (iii) to exercise all rights and remedies permitted by law and as set forth in the Financing Documents. Notwithstanding the foregoing, if the Event of Default set forth in clause (h) occurs, the actions described in clause (i) and (ii) above will be deemed to have occurred automatically and without notice.
Notwithstanding anything set forth herein or in any Financing Document to the contrary, no Lender may, except by participating in a Lender vote under Section 9.02 of this Agreement, (i) sue for or institute any creditor’s process (including an injunction, garnishment, execution or levy, whether before or after judgment) in respect of any Loan Obligation (whether or not for the payment of money) owing to it under or in respect of any Financing Document, (ii) take any step for the winding-up, administration of or dissolution of, or any insolvency proceeding in relation to, the Borrower or any of its Subsidiaries, or for a voluntary arrangement, scheme of arrangement or other analogous step in relation to the Borrower or any of its Subsidiaries, or (iii) apply for any order for an injunction or specific performance in respect of the Borrower or any of its Subsidiaries in relation to any of the Financing Documents.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
SECTION 8.01    Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Financing Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except as expressly provided in Section 8.06(a) or Section 8.06(b), the Borrower shall not have rights, whether as a third-party beneficiary or otherwise, of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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SECTION 8.02    Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Financing Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing,
(i)    the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing,
(ii)    the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Financing Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code, and
(iii)    except as expressly set forth in the Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Financing
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Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Financing Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Financing Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Financing Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower and its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05    Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 8.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided such consent shall not be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed
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by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks and with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided such consent shall not be required if an Event of Default has occurred and is continuing), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided such consent shall not be required for the appointment of any successor Administrative Agent that is a Lender or an Affiliate of a Lender or if an Event of Default has occurred and is continuing), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as a successor Administrative Agent has been appointed as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 8.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will,
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independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 8.08    No Other Duties. None of the Lenders, if any, identified in this Agreement as a Mandated Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Mandated Lead Arranger as it makes with respect to the Administrative Agent in the preceding paragraph.
SECTION 8.09    No Liability. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
SECTION 8.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.13 and Section 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.13 and Section 9.03.

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SECTION 8.11    Certain ERISA Matters.
(a)    Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(A)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(B)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(C)    (I) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (II) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (III) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (IV) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(D)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (D) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person
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ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related hereto or thereto).
(c)    As used in this Section 8.11, the following terms have the respective meanings set forth below:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
SECTION 8.12    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the
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Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(A)    an error may have been made (in the case of immediately preceding clauses (x) or (y)) or an error has been made (in the case of immediately preceding clause (z)) with respect to such payment, prepayment or repayment; and

(B)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof and that it is so notifying the Administrative pursuant to this Section 8.12(b).
(c)    Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Financing Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank. For the avoidance of doubt,
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no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Loan Obligations owed by the Borrower, except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Loan Obligations (or any portion thereof) under any Financing Document.
ARTICLE IX

MISCELLANEOUS
SECTION 9.01    Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or e-mail in accordance with Section 9.01(b) below), as follows:
(i)    if to the Borrower, to it at Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of ~~Kazi Hasan~~Kristin L. Guillory, CFO (Telecopy No. 318-484-7777; Telephone No. 318-484-7701), with a copy to (which shall not constitute notice) Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of: Vincent Sipowicz, Treasurer (Telecopy No. 318-484-7777; Telephone No. 318-484-7400), and Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of General Counsel (Telecopy No. 318-484-7685; Telephone No. 318-484-7675), and Phelps Dunbar LLP, 365 Canal Street, Suite 2100, New Orleans, LA 70130-6534, Attention of James Stuckey (Telecopy No. 504-568-9130; Telephone No. 504-584-9239);
(ii)    if to the Administrative Agent, to it at Regions Bank, 615 S College Street, Suite 400, Charlotte, NC 28202, Attention of Shawn Young (Telephone No. (980) 287-2801; e-mail: shawn.young@regions.com), with a copy to (other than with respect to a Borrowing Request or an Interest Election Request) Shearman and Sterling LLP, 599
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Lexington Ave., New York, NY 10022-6069, Attention of Susan Hobart (Telecopy No. 646-848-7847; Telephone No. 212-848-7847);
(iii)    if to any Issuing Bank, in accordance with the applicable Letter of Credit; and
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. The Administrative Agent shall provide the Borrower promptly following the Effective Date and thereafter from time to time after a change occurs, and upon request by the Borrower, with a current list of each Lender’s notice address(es), telecopy number(s), and e-mail address(es) from the Administrative Questionnaires.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received by the recipient during its normal business hours.

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(d)    (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debtdomain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Financing Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 9.02    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified and no consent to any departure therefrom shall be effective except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (except as otherwise expressly provided in Section 2.21(d)) or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

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(i)    extend, reinstate or increase the Commitment of any Lender without the written consent of such Lender,
(ii)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder or change the currency of any Loan, without the written consent of each Lender directly affected thereby,
(iii)    postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,
(iv)    change Section 2.19(b) or (e) in a manner that would alter the priority, or pro rata sharing of payments required thereby, without the written consent of each affected Lender whose share is to be decreased, or
(v)    change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender whose voting power is to be decreased;
provided that (A) no amendment, waiver or consent with respect to any provision of this Agreement that materially and adversely affects the Administrative Agent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent; and (B) no amendment, waiver or consent with respect to any provision of this Agreement that materially and adversely affects any Issuing Bank shall, unless in writing and signed by such Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank; and
provided, further, in each case, that any Lender that is a direct or indirect owner of the Equity Interests of the Borrower and any Affiliate of such Person (an “Affiliated Lender”) shall not, in any event, be entitled to vote (and the Loans and Revolving Loan Commitments of any such Person shall be disregarded in such vote) unless such amendment disparately or disproportionately affects such Affiliated Lender; provided, however, if such vote is sufficient to effectuate any amendment, modification, waiver, consent or other action, such Affiliated Lender shall be deemed to have voted affirmatively. The Lenders shall use reasonable efforts to promptly review any requests by the Borrower to amend, modify, supplement and/or waive any provision in this Agreement or any related document.
(c)    Notwithstanding the foregoing (but subject to the limitations set forth in Section 9.02(b)(i), Section 9.02(b)(ii) and Section 9.02(b)(iii)), this Agreement and any other Financing Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Financing Documents with the Loans and the accrued interest and
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fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may upon prior written notice to the Administrative Agent and such Non-Consenting Lender elect to replace such Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (A) (i) another Person that is an Eligible Assignee which is reasonably satisfactory to the Borrower shall agree, as of such date, to purchase for cash at par the Loans and other Loan Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04; provided that in the case of any such assignment, such assignment shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable change, waiver, consent or departure from this Agreement and/or (ii) so long as no Event of Default shall have occurred and be continuing, the Borrower may terminate the Revolving Loan Commitments of such Non-Consenting Lenders and repay at par all Loans and other Loan Obligations of the Borrower owing to any such Non-Consenting Lender relating to the Loans and participations held by such Non-Consenting Lenders as of such termination date; provided, it is agreed and understood that in the case of clauses (A)(i) and (A)(ii) above the pro rata prepayment requirements otherwise required under this Agreement shall not apply, and (B) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.16 and Section 2.18, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.17 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. In the event that a Non-Consenting Lender does not execute an Assignment and Assumption pursuant to this Section within three (3) Business Days after receipt by such Non-Consenting Lender of a notice of replacement pursuant to this Section, the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such Non-Consenting Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the replacement Lender shall be effective for purposes of this Agreement.
(e)    Notwithstanding anything to the contrary in this Section 9.02, if any amendment, waiver or consent to this Agreement is ministerial in nature or is necessary to correct an error or inconsistency in this Agreement and does not involve any material change, then the Administrative Agent may execute or approve such amendment, waiver or consent in its discretion without seeking instructions of the Required Lenders. The Administrative Agent shall provide to each of the Lenders a copy of any such amendment, waiver or consent promptly upon its effectiveness.

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SECTION 9.03    Expenses; Indemnity; Damage Waiver. (a)     The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Mandated Lead Arrangers, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent and Mandated Lead Arrangers (limited, in the case of legal fees, to the legal fees of one primary outside counsel and, to the extent reasonably necessary and requested by the Mandated Lead Arrangers, one outside Louisiana counsel, in each case, for the Administrative Agent and the Mandated Lead Arrangers, taken as a whole), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the Revolving Credit Facility, the preparation and administration of this Agreement and the other Financing Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, however, under no circumstances shall the Borrower be responsible for any travel or transportation costs of the Administrative Agent or Mandated Lead Arrangers, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender (but solely one counsel and, if requested by the Mandated Lead Arrangers, one Louisiana counsel, in respect of the Administrative Agent, the Mandated Lead Arrangers, the Issuing Banks and the Lenders, collectively) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Financing Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that, notwithstanding anything herein to the contrary, other than as set forth in this Section 9.03(a)(iii), the Borrower will not be responsible for any other amounts relating to independent advisors, experts, counsel, consultants or other Persons retained by the Administrative Agent, the Lenders, the Issuing Banks or the Mandated Lead Arrangers. Any agreements that the Administrative Agent enters into with independent advisors, experts, counsel, consultants or any other Person involving costs to be reimbursed by the Borrower shall be required to be approved by the Required Lenders and be in accordance with the terms of the Financing Documents.
(b)    The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising in connection with, or as a result of (i) the preparation, execution or delivery of any Financing Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Commitment, Loan or Letter of Credit, or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any Subsidiary, or any Environmental Liability with respect to the Borrower or any Subsidiary, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided
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that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or the material breach in bad faith by any Indemnitee of its express obligations hereunder or any other Financing Document. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Lender agrees to pay to such Issuing Bank such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.
(d)    To the fullest extent permitted by applicable law, none of the parties hereto or to any other Financing Document shall assert, and each such party hereby waives, any claim against any other party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or arising out of the activities in connection therewith; provided, however, that, for the avoidance of doubt, the waiver in this Section 9.03(d) shall be without prejudice to the rights and remedies of an Indemnitee under Section 9.03(b) with respect to any and all out-of-pocket losses, claims, damages, liabilities and related expenses incurred by any Indemnitee as and to the extent provided in Section 9.03(b).
(e)    In the event that any claim, litigation, investigation or proceeding shall be brought against any Indemnitee relating to the matters set forth in clause (a)(iii) of this Section 9.03, such Indemnitee shall promptly notify the Borrower thereof, and the Borrower shall be entitled, in its sole discretion, to assume and direct the defense thereof and appoint counsel of its own choosing in connection therewith. The same shall be a condition to the ability of such Indemnitee to receive any related indemnification contemplated herein. Notwithstanding the Borrower’s assumption and direction of such defense or election to appoint counsel to represent an Indemnitee in any action, such Indemnitee shall have the right to employ separate counsel (including local counsel, but only one such counsel in any jurisdiction in connection with any action), and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel if, and only if (i) the use of counsel chosen by the Borrower to represent the Indemnitee would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnitee and the Borrower, and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it or other Indemnitees which are different from or additional to those available to the Borrower, (iii) the Borrower shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the institution of such action shall have been received by the Borrower, or (iv) the Borrower shall authorize the
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Indemnitee to employ separate counsel at their reasonable expense. The Borrower shall not be liable for any settlement or compromise of any action or claim by an Indemnitee affected without its prior written consent, but if settled with the Borrower’s written consent, or if there is a final judgment against an Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee in the manner and subject to the conditions set forth in this Section 9.03. In any such claim or proceeding, the defense of which is assumed by the Borrower, the Borrower agrees that it will not, without the prior written consent of the relevant Indemnitees, which consent shall not be unreasonably withheld, delayed or conditioned, settle any pending or threatened claim or proceeding relating to the matters contemplated in this clause (e) (whether or not such Indemnitee is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing such Indemnitee from all liability in respect of any such claims or proceedings by any releasing party related to or arising out of such relevant proceedings and does not impose upon such Indemnitee any payment or performance obligations or similar liability and does not contain any factual or legal admission or finding by or with respect to such Indemnitee.
(f)    All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.
(g)    Each party’s obligations under this Section shall survive the termination of the Financing Documents and payment of the obligations hereunder.
SECTION 9.04    Successors and Assigns. (m) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)    (i) Subject to the conditions set forth in Section 9.04(b)(ii) below, any Lender may assign or sell (either as an assignment or any other means by which title or interest in any rights, including economic rights, to its respective Loans (or any portion thereof) are alienated, transferred, sold or otherwise encumbered (including by use of any derivative instrument)) (for purposes of this Section 9.04, an “assignment”) to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)    the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the
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Administrative Agent within ten (10) Business Days after having received notice thereof and provided, further, that no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing);
(B)    the Administrative Agent; and
(C)    each Issuing Bank;
provided that (x) no assignment to the Borrower or any Affiliate of the Borrower shall be permitted, (y) any assignment made in violation of this proviso shall be void ab initio and (z) no such consent by the Borrower or the Administrative Agent (but subject to the consent of each Issuing Bank) shall be required for any assignment to a Qualified Eligible Assignee, and the assigning Lender shall provide written notice of such assignment to a Qualified Eligible Assignee to the Administrative Agent and the Borrower promptly following such assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and will be in integral multiples of $1,000,000 in excess thereof unless the Borrower otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loan Commitment on the Loan assigned;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 or such other fee as may be agreed in relation to such Assignment and Assumption, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this
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Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 9.03, each only as to the costs, amounts and claims relating to the period prior to such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender with respect to the entries applicable to such Lender and its Affiliates, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt the parties intend that the Loans shall at all times be maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(e) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon, or otherwise waived. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    Notwithstanding anything set forth herein to the contrary, to the extent that an assignment under this Section 9.04(b) results at the time of such assignment in an increase in costs described in Section 2.16 or Section 2.18 from those being charged by the assigning Lender prior to such assignment (measured as of the date on which the assignment is made to such assignee), then the Borrower will not be required to pay such
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costs in excess of the comparable costs that were required to be paid by the Borrower to the assigning Lender as of such date (prior to giving effect to such assignment).
(b)    Notwithstanding anything to the contrary in this Section 9.04, any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement or any Financing Document shall remain unchanged and such participation shall not constitute a “Lender” hereunder; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and such participation shall not give rise to any legal privity between the Borrower and the Participant; (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such participation shall not entitle the Participant to consent to any amendments, consents or waivers with respect to any Financing Document; provided, further that no participation may be sold to any individual, the Borrower, the Sponsors, any Affiliate of the Borrower or any Sponsor, or any private equity, infrastructure or mezzanine fund. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and each other Financing Document and to approve any amendment, modification or waiver of any provision of this Agreement and each other Financing Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan in which such Participant is participating, or reduce the rate or extend the time of payment of principal or interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or the calculations in respect thereof shall not constitute a reduction in the rate of interest), or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment of the Loans or reduction of Commitments shall not constitute a change in the terms of such participation) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f), it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under clause (b) of this Section; (B) shall not be entitled to receive any payment under Section 2.16 or Section 2.18, unless such participation shall have been made with the Borrower’s prior written consent, and (C) shall not be entitled to receive any greater payment under Section 2.16 or Section 2.18, with respect to any participation greater than its participating Lender would have been entitled to receive; provided further, other than as provided in the foregoing clause (B), no participation shall result in the Borrower having to pay any additional amounts as a result thereof. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though
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it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Loan Obligations under this Agreement and each other Financing Document (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt the parties intend that the Loans shall at all times be maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code.
(c)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or otherwise affect or alter the obligations or rights of the Borrower.
SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Financing Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Financing Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.16, Section 2.17, Section 2.18 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Financing Document or any provision hereof or thereof.
SECTION 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Financing Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the
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other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.07    Severability. Any provision of any Financing Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all of the Loan Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Financing Documents and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Loan Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process(a)    .
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Financing Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to
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this Agreement or any other Financing Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12    Confidentiality. Each of the Administrative Agent, the Issuing Banks, the Mandated Lead Arrangers and the Lenders agrees to maintain the confidentiality of the Information (as defined below) contained in any documents exchanged or otherwise disclosed in connection with the transactions contemplated by the Financing Documents, except that Information may be disclosed (a) to any of its respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of
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rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties or brokers) to any Hedging Arrangements or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder as permitted pursuant to the Financing Documents, (g) with the prior written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Mandated Lead Arranger, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower (except as a result of a breach of a confidentiality obligation known to such Administrative Agent, Issuing Bank, Mandated Lead Arranger, Lender or respective Affiliate). For the purposes of this Section, “Information” means all information received from the Borrower or its Subsidiaries relating to the Borrower or its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries (except as a result of a breach of a confidentiality obligation known to such Administrative Agent, Lender or Affiliate). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each party’s obligations under this Section will terminate on the second (2nd) anniversary of the date on which the principal of and interest on each Loan and all fees and other Loan Obligations are paid in full.
SECTION 9.13    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 10756 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
SECTION 9.14    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower
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acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.16    Electronic Execution of Documents. The words “execution,” “signed,” “signature,” and words of like import in any Financing Document, including any Assignment and Assumption, or in any notice, certificate, amendment, waiver, modification or consent relating hereto or delivered in connection herewith, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature Pages ~~Follow~~Intentionally Omitted]

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~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~CLECO CORPORATE HOLDINGS LLC, as Borrower~~
~~By:  _______________~~
~~Name: William G. Fontenot~~
~~Title: Chief Executive Officer~~
~~By: _______________~~
~~Name: Kazi Hasan~~
~~Title: Chief Financial Officer~~

~~1~~
~~NYDOCS02/1065884.21~~
~~PD.25517354.1~~

~~REGIONS BANK,~~
~~as Administrative Agent and as a Lender~~
~~By: _________________~~
~~Name:~~
~~Title:~~

~~2~~
~~NYDOCS02/1065884.21~~
~~PD.25517354.1~~

    ~~[●]~~
    ~~as a Lender~~
    ~~By: _________________~~
    ~~Name:~~
    ~~Title:~~

~~AMERICAS/2023601503.1~~
~~Cleco Corporate Holdings LLC Credit Agreement~~

SCHEDULE 2.01 TO CREDIT AGREEMENT

COMMITMENTS AND LENDERS

Lenders	Commitment
Regions Bank	$26,270,207.87
JPMorgan Chase Bank, N.A.	$23,239,030.02
Sumitomo Mitsui Banking Corporation	$23,239,030.02
CoBank, ACB	$23,239,030.02
The Bank of Nova Scotia	$23,239,030.02
Canadian Imperial Bank of Commerce, New York Branch	$18,187,066.97
Credit Agricole Corporate & Investment Bank	$18,187,066.97
~~Iberia Bank, a division of First Horizon Bank~~	$15,357,967.67
Red River Bank	$4,041,570.44
Total	$175,000,000.00

~~2~~
~~NYDOCS02/1065884.21~~
~~PD.25517354.1~~